Exhibit 10.1

DEED OF LEASE

THIS DEED OF LEASE (this “Lease”) is made as of April 21, 2009, between 8150 LEESBURG PIKE, L.L.C., a Virginia limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”).

ARTICLE I

DEFINITIONS

1.1 Building: a thirteen (13) story building containing approximately one hundred ninety-eight thousand two hundred fifty (198,250) square feet of rentable area and located on approximately 2.06 acres of land at 8150 Leesburg Pike, Vienna, Virginia.

1.2 Premises: approximately eleven thousand seventy-two (11,072) square feet of rentable area located on the fourteenth (14th) floor of the Building and outlined on Exhibit A.

1.3 Lease Term: eighty-four (84) months.

1.4 Anticipated Occupancy Date: upon execution of this Lease by the last to execute of Landlord and Tenant.

1.5 Base Rent: two hundred eighty-seven thousand eight hundred seventy-two dollars and no cents ($287,872.00) for the first Lease Year (which amount is based on twenty-six dollars and no cents ($26.00) per square foot of rentable area), subject, however, to increase as provided in Section 4.1.

1.6 Base Rent Annual Escalation Percentage: two and one-half percent (2.5%).

1.7 Base Year: 2009.

1.8 Security Deposit: forty-seven thousand nine hundred seventy-eight dollars and sixty-seven cents ($47,978.67).

1.9 Broker(s): Atlantic Realty Associates, Inc. and Thomas and Company.

1.10 Tenant Address for Notices: Daniel Ramos, Alarm.com Incorporated, 1861 International Drive, McLean, VA 22102, until Tenant has commenced beneficial use of the Premises, and 8150 Leesburg Pike, Vienna, Virginia 22182 after Tenant has commenced beneficial use of the Premises.

1.11 Guarantor(s): None.

ARTICLE II

PREMISES

2.1 Tenant leases the Premises from Landlord upon the terms herein. Tenant shall have the right, together with all rights in common with other tenants of the Building, to use all sidewalks, paved areas and parking areas appurtenant thereto, and all elevators, hallways, restrooms and other common areas therein and thereon.

ARTICLE III

TERM

3.1 The term of this Lease (the “Lease Term”) shall commence on the Lease Commencement Date specified in Section 3.2 and continue through the Rent Commencement Date and then after the Rent Commencement Date for the period specified in Section 1.3 (plus if the Rent Commencement Date is not the first day of a month, the partial month in which the Rent Commencement Date occurs). The Lease Term shall also include any renewal or extension of the term of this Lease.

3.2 The Lease Commencement Date shall be the Anticipated Occupancy Date. The Rent Commencement Date means the later of (a) the date the Tenant’s Work described in Section 9.6 is deemed substantially complete as certified by Landlord’s construction manager, or (b) August 1, 2009, or (c) the date Tenant commences beneficial use of the Premises but in all events the Rent Commencement Date shall not be later than September 1, 2009. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins normal business operations in the Premises. If Tenant is in material breach of any obligation hereunder, then Tenant shall not have any right to commence beneficial use of the Premises.

3.3 Delivery of the Premises is anticipated on or about the Anticipated Occupancy Date. If the Premises are not delivered by such date, then Landlord shall not have any liability whatsoever, and this Lease shall not be rendered voidable, on account thereof.

3.4 Lease Year means a period of one year commencing on the first day of the month in which the Rent Commencement Date occurs and each successive one year period.

3.5 Tenant shall have the right to renew the term of this Lease for one period of five years (the “Renewal Term”) commencing immediately after expiration of the initial term of this Lease. Tenant may exercise such right only by written notice not later than nine (9) months prior to the expiration of the initial term of this Lease. If such notice is not received timely by Landlord, then Tenant’s rights pursuant to this Section shall be of no further force or effect. The parties shall have thirty days after Landlord’s receipt of such notice in which to agree on the base rent and additional rent which shall be payable during the Renewal Term. Among the factors to be considered by the parties during such negotiations are the general office rental market in Tysons Corner, Virginia and the rental rates being quoted by Landlord to comparable tenants for comparable space in the Building. In no event shall the Base Rent payable during the first year of the Renewal Term be less than one hundred three percent (103%) of the Base Rent payable during the last year of the initial term. If during such thirty day period the parties agree on such rent, then during such period they shall execute an amendment to this Lease stating the rent so agreed upon. If during such period the parties do not for any reason whatsoever agree in writing upon such rent, then the Renewal Term shall not commence and the Lease Term shall expire at the expiration of the initial term. If Tenant is in material default when the renewal notice is given or any time thereafter prior to the commencement of the Renewal Term, then at Landlord’s written election the Renewal Term shall not commence and the Lease Term shall expire at the expiration of the initial term. If Tenant subleases or assigns more than fifty percent (50%) of the Premises, then at Landlord’s written election Tenant’s rights under this Section shall be of no further force or effect.

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ARTICLE IV

BASE RENT

4.1 Tenant shall pay the Base Rent in equal installments in advance on the first day of each month during a Lease Year. On the first day of the second and subsequent Lease Years, the Base Rent in effect shall be increased by the product of (a) the Base Rent Annual Escalation Percentage, multiplied by (b) the Base Rent in effect. Anything to the contrary herein notwithstanding, the Base Rent for the first four (4) full calendar months following the Rent Commencement Date shall be abated. When Tenant executes this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent, which amount shall be credited toward the installment of the Base Rent payable for the fifth full calendar month following the Rent Commencement Date. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay the Base Rent for the month in which the Rent Commencement Date occurs, calculated at a daily rate of one-thirtieth (l/30th) of an installment of the Base Rent.

ARTICLE V

OPERATING CHARGES AND REAL ESTATE TAXES

5.1 (a) Tenant shall pay Tenant’s proportionate share of the amount by which Operating Charges (defined in Section 5.l(b)) during each calendar year falling entirely or partly within the Lease Term exceed a base amount (the “Operating Charges Base Amount”) equal to the Operating Charges incurred during the Base Year. For purposes of this Section, Tenant’s proportionate share shall be that percentage which is equal to a fraction, the numerator of which is the rentable area of the Premises, and the denominator of which is the rentable area of the Building.

(b) Operating Charges mean the following expenses incurred by Landlord in the ownership and operation of the Building and the land upon which the Building is located (the “Land”) to the extent such expenses do not relate solely to space leased by, property of, or the use and occupancy by another tenant of a portion of the Building: (1) water, sewer and other utility charges and electricity charges to the extent such are not billed separately and directly to other Tenants by the applicable utility; (2) insurance premiums; (3) reasonable and customary management fees; (4) costs of service and maintenance contracts; (5) maintenance, repair and replacement expenses (to the extent not previously reserved as provided in subsection (b)(8); (6) amortization (on a straight-line basis over the useful life (not to exceed ten years), with interest at two percentage points over the Wall Street Journal prime rate specified in the Money Rates Section of the Wall Street Journal at the time the expenditure was made) of capital expenditures made by Landlord to (A) reduce operating expenses if Landlord reasonably estimates that the annual reduction in operating expenses shall exceed such amortization, or (B) comply with laws or insurance requirements enacted or imposed after the date hereof; (7) charges for janitorial services; (8) reasonable reserves for replacements, repairs and contingencies; and (9) any other expense incurred by Landlord in owning, maintaining, repairing or operating the Building and

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the Land unless such expense was incurred due to the intentional misconduct or gross negligence of the Landlord or other tenants. Operating Charges do not include: principal or interest payments on any mortgage, deed of trust or ground lease; leasing commissions; depreciation of the Building except as specified above; and the costs of special services or utilities separately charged to particular tenants of the Building.

(c) If the average occupancy rate for the Building during any year is less than ninety-five percent (95%), or if any tenant is paying separately for electricity or janitorial services furnished to its premises, then Operating Charges for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been ninety-five percent (95%) and if Landlord paid for electricity and janitorial services furnished to such premises. For example, if the janitorial charges for a year were one dollar ($1.00) per square foot of occupied rentable area, then it would be reasonable for Landlord to estimate that if the Building had been ninety-five percent (95%) occupied during such year, then janitorial charges for such year would have been $188,337.50.

(d) At the beginning of calendar year 2010 and each calendar year thereafter, Landlord shall submit to Tenant a written statement indicating the amount by which Operating Charges that Landlord reasonably expects to be incurred during such year exceed the Operating Charges Base Amount and Tenant’s proportionate share of such excess. Tenant shall pay to Landlord on the first day of each month after receipt of such statement, until Tenant’s receipt of a succeeding statement, an amount equal to one-twelfth (1/12) of such share. Landlord reserves the right to submit a revised statement if Landlord reasonably expects such share to differ from the prior estimation. If a statement is submitted after the beginning of a year, then the first payment thereafter shall be adjusted to account for any underpayment or overpayment based on the prior statement and subsequent payments shall be based on the latest statement.

(e) Within approximately one hundred twenty (120) days after the end of calendar year 2010 and each calendar year thereafter, Landlord shall submit a statement indicating (1) Tenant’s proportionate share of the amount by which actual Operating Charges incurred during such year exceeded the Operating Charges Base Amount, and (2) the sum of Tenant’s estimated payments for such year. If such statement indicates that such sum exceeds Tenant’s actual obligation, then Tenant shall deduct the overpayment from its next payment(s) pursuant to this Article or if no further sums are due hereunder because the Lease Term has expired, then such excess shall be returned to Tenant. If such statement indicates that Tenant’s actual obligation exceeds such sum, then Tenant shall pay the excess. If Tenant does not notify Landlord in writing of any objection to such statement within ninety (90) days after receipt, then Tenant shall be deemed to have waived such objection.

(f) If the Lease Term expires on a day other than January 1 or December 31, then Tenant’s liability pursuant to this Section shall be proportionately reduced based on the number of days in the Lease Term falling within such year.

5.2 (a) Tenant shall pay Tenant’s proportionate share of the amount by which Real Estate Taxes (defined in Section 5.2 (b)) during each calendar year falling entirely or partly within the Lease Term exceed a base amount (the “Real Estate Taxes Base Amount”) equal to

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the Real Estate Taxes incurred during the Base Year. For purposes of this Section, Tenant’s proportionate share shall be that percentage which is equal to a fraction, the numerator of which is the rentable area of the Premises, and the denominator of which is the rentable area of the Building.

(b) Real Estate Taxes mean (1) real estate taxes (including special assessments) imposed upon Landlord or assessed against the Building or the Land, (2) future taxes or charges imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by rents payable, and (3) reasonable expenses incurred by Landlord in reviewing or seeking a reduction of real estate taxes on the Building or the Land (only to the extent that the reduction in Real Estate Taxes exceed the amount of expenses incurred). Real Estate Taxes shall be deemed to include any taxes abated due to Landlord’s substantial renovation, rehabilitation or replacement of the Building.

(c) At the beginning of calendar year 2010 and each calendar year thereafter, Landlord shall submit to Tenant a written statement indicating the amount by which Real Estate Taxes that Landlord reasonably expects to be incurred during such year exceed the Real Estate Taxes Base Amount and Tenant’s proportionate share of such excess. Tenant shall pay to Landlord on the first day of each month after receipt of such statement, until Tenant’s receipt of a succeeding statement, an amount equal to one-twelfth (1/12) of such share. Landlord reserves the right to submit a revised statement if Landlord reasonably expects such share to differ from the prior estimation. If a statement is submitted after the beginning of a year, then the first payment thereafter shall be adjusted to account for any underpayment or overpayment based on the prior statement and subsequent payments shall be based on the latest statement.

(d) Within approximately one hundred twenty (120) days after the end of calendar year 2010 and each calendar year thereafter, Landlord shall submit a statement indicating (1) Tenant’s proportionate share of the amount by which actual Real Estate Taxes incurred during such year exceeded the Real Estate Taxes Base Amount, and (2) the sum of Tenant’s estimated payments for such year. If such statement indicates that such sum exceeds Tenant’s actual obligation, then Tenant shall deduct the overpayment from its next payment(s) pursuant to this Article or if no further payments are due hereunder because the Lease Term has expired, then such excess shall be returned to Tenant. If such statement indicates that Tenant’s actual obligation exceeds such sum, then Tenant shall pay the excess. If Tenant does not notify Landlord in writing of any objection to such statement with in ninety (90) days after receipt, then Tenant shall be deemed to have waived such objection.

(e) If the Lease Term expires on a day other than January 1 or December 31, then Tenant’s liability pursuant to this Section shall be proportionately reduced based on the number of days in the Lease Term falling within such year.

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ARTICLE VI

USE OF PREMISES

6.1 Tenant shall use the Premises solely for office and customer service, call center activities, technology development and services and related uses. Tenant shall not use the Premises for any unlawful purpose, or in any manner that in Landlord’s opinion will constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy pursuant to present and future laws (including the Americans with Disabilities Act), ordinances, regulations and orders (collectively “Laws”). Tenant shall comply with all Laws concerning Tenant’s use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. If any Law requires an occupancy or use permit for Tenant’s use of the Premises, then Tenant shall obtain and keep current such permit at Tenant’s expense and promptly deliver a copy thereof to Landlord. Tenant shall not use the Premises in a manner that would (a) violate the terms of any occupancy or use permit, (b) impair or interfere with any base building system or facility, or (c) adversely affect the Building’s appearance, character or reputation.

6.2 Tenant shall pay timely any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business in the Premises or Tenant’s fixtures, furnishings, inventory or personal property. If any such tax or fee is imposed upon Landlord or Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord the amount of such tax or fee.

6.3 Tenant shall not generate, use, release, store or dispose of any Hazardous Materials in or about the Building except in the ordinary course of its business and in compliance with all applicable Laws. Hazardous Materials mean (a) “hazardous wastes” as defined by the Resource Conservation and Recovery Act of 1976, (b) “hazardous substances” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (c) “toxic substances” as defined by the Toxic Substances Control Act, (d) “hazardous materials” as defined by the Hazardous Materials Transportation Act (as any of such Acts may be amended from time to time), (e) petroleum products, (f) chlorofluorocarbons, and (g) substances whose presence could be detrimental or hazardous to health or the environment.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

7.1 Tenant shall not sublet or permit occupancy of (collectively “sublease”) the Premises or part thereof, or assign or otherwise transfer (collectively “assign”) this Lease or any of Tenant’s rights or obligations, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. No assignment of this Lease may be effected by operation of law without Landlord’s prior written consent. Any assignment or sublease, Landlord’s consent thereto or Landlord’s collection of rent from any assignee or subtenant shall not be construed as (a) a waiver or release of Tenant from liability hereunder, or (b) relieving Tenant, any assignee or subtenant from the obligation of obtaining Landlord’s prior written consent to any other assignment or sublease. Tenant assigns to Landlord any amount due from any assignee or subtenant as security for performance of Tenant’s obligations pursuant to this Lease. Tenant directs each such assignee or subtenant to pay such amount directly to Landlord if such assignee or subtenant receives written notice from Landlord specifying that Tenant is in default under this Lease and that such amount shall be paid directly to Landlord. Each assignee and subtenant shall pay as so directed. Landlord’s collection of such amount shall not be construed as an acceptance of such assignee or subtenant as a tenant or as a permitted assignee or subtenant. Tenant’s

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obligations pursuant to this Lease shall be deemed to extend to any subtenant or assignee. Tenant shall cause each subtenant or assignee to comply with such obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord’s request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease. Tenant shall not mortgage this Lease without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall pay the costs (including reasonable and customary attorneys’ fees) incurred by Landlord in connection with Tenant’s request for Landlord to consent to any assignment, sublease or mortgage.

7.2 If Tenant is a partnership, then any event(s) (whether or not voluntary, concurrent or related) which results in a dissolution of Tenant or a withdrawal or change of partners who, on the date of this Lease, own a controlling interest, shall be deemed a voluntary assignment of this Lease. Each general partner shall be deemed to own a controlling interest. If Tenant is a corporation, then any event(s) (whether or not voluntary, concurrent or related) which results in a dissolution, merger, consolidation or other reorganization of Tenant or sale, transfer or relinquishment of the interest of shareholders who, on the date of this Lease, own a controlling interest, shall be deemed a voluntary assignment of this Lease, provided however, such voluntary assignment shall require Landlord’s prior consent only if the event or events giving rise to the deemed voluntary assignment result in a change of at least fifty-one percent (51%) of the beneficial or controlling ownership interests in Tenant (a “Change in Control”). If there is such a Change in Control, then Landlord’s consent shall be required for such voluntary assignment, but Landlord agrees that it will not unreasonably withhold its consent to such voluntary assignment of this Lease resulting from such Change in Control so long as (i) no Event of Default exists under this Lease, (ii) the assignee will utilize the Premises for the use as set forth herein , (iii) the assignee has a net worth and liquidity at least equal to the net worth and liquidity of Tenant as of the date of this Lease, (iv) the assignee executes a written assumption of the obligations of Tenant under the Lease, a copy of which is delivered to Landlord at the time of such Change in Control. In the event of any deemed voluntary assignment, Landlord shall receive prior written notice from Tenant. The preceding sentence shall not apply to corporations whose stock is traded through a national or regional exchange or an over-the-counter market.

7.3 If Tenant wants to assign or sublet all or part of the Premises or this Lease, then Tenant shall give Landlord written notice (“Tenant’s Request Notice”) specifying the proposed assignee or subtenant and its business, the commencement date of the proposed assignment or sublease (the “Proposed Sublease Commencement Date”), the area proposed to be assigned or sublet (the “Proposed Sublet Space”), any premium or other consideration being paid for the proposed assignment or sublease and all other terms of the proposed assignment or sublease, and including the most recent financial statement and Dun and Bradstreet report of such assignee or subtenant and reasonably detailed information regarding such assignee or subtenant’s reputation and business experience.

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7.4 Landlord reserves the right to terminate the Lease Term with respect to the Proposed Sublet Space by sending Tenant written notice within thirty (30) days after Landlord’s receipt of Tenant’s Request Notice, provided, however if there is a voluntary assignment due to Change in Control which meets the requirements for Landlord’s consent set forth in Section 7.2 above, then Landlord shall not by reason of such voluntary assignment have a right to terminate the Lease Term. If Landlord exercises such right, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date as if the Proposed Sublease Commencement Date had been originally set forth in this Lease as the expiration date of the Lease Term with respect to the Proposed Sublet Space, (b) if the Proposed Sublet Space is not the entire Premises, then as to all portions of the Premises other than the Proposed Sublet Space, this Lease shall remain in full force and effect except that the rent shall be reduced proportionately, and (c) if the Proposed Sublet Space is the entire Premises, then the Lease Term shall terminate on the Proposed Sublease Commencement Date.

7.5 If pursuant to any agreement effecting or relating to any sublease or assignment the subtenant or assignee is to pay any amount in excess of the rent and other amounts due under this Lease, then, whether such excess is in the form of an increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, then such excess shall be determined on a pro rata basis), Tenant shall pay to Landlord fifty (50%) of any such excess after deducting all commercially reasonable fees, payments or expenses relating to said assignment or sublease. Landlord shall have the right to inspect Tenant’s books and records relating to any sublease or assignment.

ARTICLE VIII

MAINTENANCE AND REPAIRS

8.1 Tenant shall maintain the Premises and all fixtures and equipment located therein or exclusively serving the Premises (but excluding base building fixtures and equipment) in clean, safe and sanitary condition, take good care thereof, make all repairs and replacements thereto and suffer no waste or injury thereto. Tenant shall give Landlord prompt written notice of any defect in or damage to the Building or any part thereof. Except as otherwise provided in Article XVII, all damage to the Premises or to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively “Invitees”) or Tenant, shall be repaired by and at Tenant’s expense, except that Landlord shall have the right to make any such repair at Tenant’s expense. Base building fixtures and equipment shall be deemed to exclude without limitation special tenant equipment such as air conditioning equipment serving only the Premises, telecommunications and computer equipment, and kitchen equipment. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises broom clean and in good order, condition and repair, except for ordinary wear and tear and as otherwise provided in Article XVII. Landlord shall provide and install replacement tubes for building standard fluorescent light fixtures (subject to reimbursement per Article V); all other bulbs and tubes for the Premises shall be provided and installed at Tenant’s expense. Landlord shall maintain all common areas in the Building and on the Land in good condition and repair, including, without limitation, keeping grass, shrubbery and trees properly cut and trimmed and keeping all sidewalks, driveways and parking lots reasonably free of ice and snow.

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In addition, Landlord shall, at its cost and expense (but subject to inclusion in Operating Charges), be responsible for the maintenance, repair and replacement of the entire roofing system (including repair of leaks), Building structural components, including, but not limited to, extension walls, load bearing columns, foundation and floor slab, and all walls and structures, interior or exterior, separating the Premises from the rest of the Building (other than the exterior surface of the Premises’ demising walls (not the structural elements thereof which shall be the responsibility of Landlord), which shall be Tenant’s responsibility), the common mechanical systems in the Building existing outside any leased premises, electrical service, and water, gas, sewer, plumbing and telephone lines, and the HVAC systems in the Building, and all latent defects in the Building. For the avoidance of doubt, this obligation of Landlord includes initial repairing and painting all HVAC units in the Premises, at Landlord’s expense prior to the Rent Commencement Date.

ARTICLE IX

ALTERATIONS

9.1 Landlord is under no obligation to make any alterations, decorations, additions, improvements or other changes (collectively “Alterations”) in or to the Premises except as otherwise expressly provided herein.

9.2 Tenant may make improvements, changes or alterations in or to the Premises (“Alterations”) without Landlord’s consent; provided, however, that Tenant shall not make any Material Alteration without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Landlord shall have thirty (30) days following Tenant’s written request for such consent (such request to be provided in the same manner as notices hereunder) to consent or disapprove, provided that such thirty (30) day period shall not commence until and unless Landlord receives from Tenant a reasonably detailed description of such Material Alteration. At the time of Landlord’s consent to any Material Alteration, Landlord will specify if such Material Alteration must be removed by Tenant at the termination or expiration of the Lease; if Landlord specifies that such removal is required and Tenant makes such Material Alteration, Tenant agrees to restore the area of the Premises affected by such Material Alteration to its condition as existed prior to such Material Alteration at the time of the removal of the same. “Material Alteration” means an Alteration that (i) affects in a material respect the structural integrity of the Building or the structural components of the Building, (ii) affects in a material respect the building systems, (iii) requires a change to the Building’s certificate of occupancy, or (iv) materially affects the exterior of the Building. Notwithstanding the preceding, “Material Alteration” does not include any of Tenant’s Work.

9.3 Tenant shall have the right, at Tenant’s cost and expense, to install trade fixtures and equipment that it may deem necessary to the conduct of Tenant’s business. All such installations of trade fixtures and equipment shall be at the cost of Tenant, and Tenant hereby agrees to indemnify and save harmless Landlord from any and all costs or expenses, including attorneys’ fees, that Landlord may incur by reason of any claim for labor performed or material furnished that may arise by reason of the installation of any fixtures or equipment or the installation of partitions by Tenant as herein provided or any Tenant Alterations. Any and all trade fixtures and equipment installed by Tenant shall be removed by it at the termination of this Lease, provided that Tenant shall repair any and all damage caused to the Premises by the removal of any such trade fixtures and equipment.

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9.4 Any Alteration made by Tenant (including any initial tenant improvements to the Premises) shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, on days and at times and under the supervision of an architect approved in writing by Landlord (Tenant’s contractors shall comply with the Landlord’s construction rules and regulations attached hereto as Exhibit C); (d) in accordance with plans and specifications prepared by an engineer or architect approved by Landlord and reviewed by Landlord; (e) in accordance with Laws, requirements of any firm insuring the Building and Building standards; (f) after obtaining a worker’s compensation insurance policy approved in writing by Landlord and any bonds or insurance as mutually agreed between Landlord and Tenant; and (g) with respect to electrical and mechanical work, by a contractor selected by Tenant and approved by Landlord. If a lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant’s expense within thirty (30) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. Landlord’s consent to an Alteration shall be deemed not to constitute Landlord’s consent to subjecting its interest in the Premises or the Building to liens which may be filed in connection therewith. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration.

9.5 If a Material Alteration is made without Landlord’s prior written consent, then Landlord shall have the right at Tenant’s expense to remove such Material Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become Landlord’s property and shall be surrendered with the Premises at the expiration or earlier termination of the Lease Term, except that (a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, movable furniture, movable furnishings and movable trade fixtures installed in the Premises by Tenant solely at Tenant’s expense pursuant to Section 9.3, and (b) Tenant shall be required to remove all Material Alterations to the Premises or the Building only in accordance with Section 9.2. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. If any such item is not removed prior to the expiration or earlier termination of the Lease Term, then such item shall become Landlord’s property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove such item from the Premises at Tenant’s expense.

9.6 Landlord shall provide Tenant an allowance (the “Improvements Allowance”) of twenty-five dollars ($25.00) per rentable square foot of the Premises. The Improvements Allowance is provided in order to help Tenant finance the cost of tenant improvements to the Premises including, without limitation, renovation of the restrooms located in the common area of the 14th floor of the Building (“Tenant’s Work”). Landlord shall have no duty to advance any portion of the Improvements Allowance until Landlord has approved final working drawings for

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such tenant improvements, which approval shall not be unreasonably withheld, conditioned or delayed. The Improvements Allowance may be used for any portion of Tenant’s Work, including, but not limited to, build-out, design, drawings, and CD’s and a reasonable and customary construction management fee of one percent (1%) of total construction costs payable to Landlord, and up to $5.00 per rentable square foot of the Improvements Allowance may be used to pay the costs of furniture, telecommunications equipment, cabling and wiring. Within thirty (30) days after the written request of Tenant, provided that at the time of Tenant’s written request the Tenant’s Work is fifty percent (50%) complete, as certified by Tenant’s architect and verified by Landlord’s construction manager, Landlord shall reimburse Tenant for reasonable expenses incurred by Tenant to date in constructing such tenant improvements to the extent of fifty percent (50%) of the Improvements Allowance, provided: (i) such request is accompanied by a copy of the invoice for such expenses; (ii) copies of all contracts, bills, vouchers, change orders and other information relating to the expenses for which reimbursement is being sought as may be reasonably requested by Landlord shall be made available to Landlord by Tenant; (iii) the work and materials for which payment is requested are substantially in accordance with the final working drawings approved by Landlord; (iv) the work and materials for which payment is requested have been physically incorporated in to the Premises, free of any security interest, lien or encumbrance; and (vi ) Tenant has delivered to Landlord written, unconditional partial waivers of mechanics’ and materialmen’s liens against the Premises and the Building from all con tractors, subcontractors, laborers and material suppliers. Upon full completion of the Tenant’s Work, as certified by Tenant’s architect and verified by Landlord’s construction manager, provided Tenant shall deliver a written request to Landlord for reimbursement, Landlord shall reimburse Tenant, within thirty (30) days after Landlord receives Tenant’s written request, for the reasonable expenses incurred by Tenant in completing the tenant improvements to the extent of the remaining fifty percent (50%) of the Improvements Allowance, provided: (i) such request is accompanied by a copy of the invoice for such expenses; (ii) copies of all contracts, bills, vouchers, change orders and other information relating to the expenses for which reimbursement is being sought as may be reasonably requested by Landlord shall be made available to Landlord by Tenant; (iii) the work and materials for which payment is requested are substantially in accordance with the final working drawings approved by Landlord; (iv) the work and materials for which payment is requested have been physically incorporated into the Premises, free of any security interest, lien or encumbrance; and (vi) Tenant has delivered to Landlord written, unconditional final waivers of mechanics’ and material men’s liens against the Premises and the Building from all contractors, subcontractors, laborers and material suppliers. Notwithstanding anything above to the contrary, Landlord shall not be required to reimburse Tenant for any invoice received later than six months following the Rent Commencement Date. Any Improvements Allowance not spent or used by Tenant as provided herein for tenant improvements shall be applied to Base Rent, beginning on the Rent Commencement Date, and each month thereafter until used in full except that no amount of the increase in the Improvements Allowance described below may be applied to Base Rent. Any increase in the Improvements Allowance must be used for work and materials physically incorporated into the Premises. Tenant shall have the right to request, in a writing to Landlord delivered prior to the Rent Commencement Date, an increase in the Improvements Allowance up to $5.00 per rentable square foot and Landlord shall provide the same, and any amount so requested by Tenant shall be repaid to Landlord, together with interest at ten (10) percent per annum, in equal monthly installments over the initial Lease Term as Additional Rent.

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9.7 Throughout the Lease Term, at no additional cost to Landlord, Tenant shall have the right to install and maintain in a designated location on the roof of the Building a satellite dish and other telecommunications equipment integral to Tenant’s primary business in the Premises, subject to the rights of other tenants in the Building. The foregoing notwithstanding, Tenant shall not have the right to use more than its prorata share of the area of the Building’s roof made available for use by tenants. All aspects of such items and their installation shall be subject to Landlord’s prior written approval such approval shall not be unreasonably withheld, conditioned or delayed. Not later than the expiration or earlier termination of the Lease Term, Tenant shall remove such items and repair all damage associated therewith all at Tenant’s sole cost and risk.

9.8 Subject to Landlord’s approval and the rights of other tenants in the Building, Landlord shall grant access to the Building to telecommunications companies (approved in advance by Landlord) providing services to Tenant for the purpose of installing and operating telecommunications lines for Tenant’s operations in the Premises, including, without limitation communications cables and conduit (“Communications Installations”) in locations to be determined by Landlord in its sole discretion. All such Communications Installations shall be installed at Tenant’s sole cost and risk and Tenant shall be responsible at the termination or expiration of the Lease for removal of all such Communications Installations from the Building and the restoration of the Building to the condition it was in prior to the installation of such Communications Installations. In the event that Tenant’s Communications Installations interfere with the communications lines and/or equipment of Landlord or any other tenant of the Building, Tenant shall immediately take all actions reasonably required to stop such interference and shall reconfigure or remove any Communications Installations installed by or on behalf of Tenant in the Building which create or are related to such interference.

ARTICLE X

SIGNS

10.1 Landlord will list Tenant’s name in the Building directory. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building any sign, advertisement or notice except as provided herein. Tenant may install, at Tenant’s sole cost and risk, a Tenant identification sign of no more than fifty (50) square feet on the fourth (4th) floor exterior wall of the Building on the side of the Building facing Route 7. All aspects of such signage, including without limitation the exact physical location of the sign on the exterior and the lettering thereof, shall be subject to Landlord’s prior review and approval which shall not be unreasonably withheld, conditioned or delayed and any such sign must comply in all aspects with all applicable governmental laws, rules, ordinances and regulations. Tenant shall install such sign, if at all, not later than six months following the Rent Commencement Date. Tenant shall remove such exterior sign at Tenant’s cost and risk if required by Landlord during any maintenance or remodeling of the Building. Tenant shall insure, maintain in good condition and repair (and replace as reasonably determined by Landlord) such sign. Upon the expiration or earlier termination of the Lease Term, Tenant shall remove such exterior sign and repair any damage attributable to such sign or its removal, all at Tenant’s cost. Tenant shall illuminate such exterior sign 24 hours a day, 7 days per week.

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ARTICLE XI

SECURITY DEPOSIT

11.1 Tenant shall deliver the Security Deposit when Tenant executes this Lease. Landlord shall not be required to pay interest on the Security Deposit or to maintain the Security Deposit in a separate account. Within three (3) days after notice of Landlord’s use of the Security Deposit to pay any delinquent amounts payable by Tenant hereunder, Tenant shall restore the Security Deposit to its prior amount. Within forty-five (45) days after the expiration or earlier termination of the Lease Term, Landlord shall return the Security Deposit less such portion thereof as Landlord may have used to satisfy Tenant’s obligations. If Landlord transfers the Security Deposit to a transferee of the Building or Landlord’s interest therein, then such transferee (and not Landlord) shall be liable for its return.

ARTICLE XII

HOLDING OVER

12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date Tenant will vacate the Premises because Landlord will (a) require an extensive period to secure a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. If the Premises are not surrendered at the expiration or earlier termination of Tenant’s right of possession, then it will be conclusively presumed that the value of possession, and the resulting loss that will be suffered by Landlord, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore if upon the expiration or earlier termination of Tenant’s right of possession Tenant (or anyone claiming through Tenant) does not surrender immediately the Premises (or portion thereof), then the rent shall be increased to 125% of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease (assuming the Lease Term for the entire Premises had continued during such holdover period) for the first month of such holdover period, 150% of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease (assuming the Lease Term for the entire Premises had continued during such holdover period) for each of the second and third months of such holdover period, and 200% of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease (assuming the Lease Term for the entire Premises had continued during such holdover period) for each month thereafter. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated.

ARTICLE XIII

INSURANCE

13.1 Tenant shall not conduct any activity or place any item in or about the Building which may violate the requirements or increase the rate of any insurance covering the Building. If any increase in such rate is due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay such increase. The statement of any insurance company or insurance rating or similar organization that such an increase is due to any such activity or item shall be conclusive evidence thereof.

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13.2 Tenant shall maintain throughout the Lease Term with a company licensed to do business in the jurisdiction in which the Building is located, approved in writing by Landlord and having a rating equal to or exceeding A:Xl in Best’s Insurance Guide (a) broad form commercial general liability insurance (written on an occurrence basis and including contractual liability coverage insuring Tenant’s obligations pursuant to Section 15.2, premises and operations, broad form property damage and independent contractors coverages, and an endorsement for personal injury), and (b) special form property insurance. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than two million dollars ($2,000,000) combined single limit per occurrence. Such property insurance shall be in an amount not less than that required to replace all Alterations and all other contents of the Premises. All such insurance (except for coverage of Tenant’s personal property contents in the Premises) shall name Landlord (and, at Landlord’s option, its partners, members, employees and building manager) and the holder of any Mortgage as additional insureds, contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss, provide that the insurer waives all right of recovery by way of subrogation against Landlord, its partners, agents and employees, be primary and noncontributory, and contain a provision prohibiting cancellation, failure to renew, reduction in amount or a material change of coverage (1) as to the interests of Landlord or the holder of any Mortgage by reason of any act or omission of Tenant, and (2) without the insurer’s giving Landlord thirty (30) days’ prior written notice of such action. Tenant shall deliver a certificate of such insurance and receipts evidencing payment of the premium for such insurance (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter. Landlord reserves the right to reasonably increase from time to time the minimum amounts of insurance Tenant is required to maintain, provided, however, that any such increase shall conform to then existing generally-accepted market practices for leases of the type, size, term and location of this Lease.

13.3 Landlord shall procure and maintain throughout the Lease Term (a) “all risk” insurance for the Building, including the Premises, which insurance shall be written on a replacement cost basis, if obtainable and practical; otherwise, in an amount equal to the full reasonable insurable value of the Building, including the Premises (but excluding coverage for Tenant’s business personal property and excluding general liability insurance coverage for the Premises, each of which coverages shall be maintained by Tenant), which insurance shall be adjusted annually to reflect any increases in such insurable value; (b) rent or use and occupancy insurance against loss of rents to Landlord or damage resulting from a casualty in an amount equal to six (6) months’ requirement of the rent; and (c) general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Building and all common areas, with limits of not less than Two Million Dollars ($2,000,000) in respect to injury or death of a single person, Two Million Dollars ($2,000,000) in respect of any one occurrence, and One Hundred Thousand Dollars ($100,000) in respect of property damage. The cost of premiums for the insurance coverage required under this subsection shall be included in Operating Charges under Article V of this Lease.

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ARTICLE XIV

SERVICES AND UTILITIES

14.1 Landlord will furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord’s reasonable judgment. Landlord will provide: janitorial service on Monday through Friday (excluding holidays); electricity; water; elevator service; and exterior window-cleaning service. The Building’s normal operating hours are 8:00a.m. to 6:00p.m. on Monday through Friday (excluding holidays) and 9:00a.m. to noon on Saturday (excluding holidays) and such other hours as Landlord determines. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities beyond such hours. If Tenant requires air-conditioning or heating beyond such hours, then Landlord will furnish the same, provided Tenant gives sufficient advance notice of such requirement (not less than 24 hours advance notice) and pays for same in accordance with Landlord’s then current schedule. Upon execution of this Lease, the current schedule is $50.00 per hour for the first hour and $35.00 per hour for each additional hour.

14.2 Any piece of equipment existing or installed in the Premises having a name plate rating in excess of two kilowatts shall be deemed as requiring excess electric current. Landlord shall have the right to either install submeters or check meters to record the electrical consumption by such piece of equipment, or cause an independent engineer to survey and determine such consumption. Tenant shall pay the cost of any such survey and metering and installation, maintenance and repair thereof. Tenant shall pay Landlord (or the utility company, if direct service is provided by such company) for such consumption as shown by such metering (or a flat monthly charge determined by the survey) based on the rates charged for such service by such company. This Section shall not apply to normal office equipment such as personal computers, copiers, televisions, refrigerators, microwaves, VAV boxes with reheat coils and similar items but shall apply to supplemental air conditioning units.

ARTICLE XV

LIABILITY OF LANDLORD

15.1 Landlord, its employees and agents shall not be liable to Tenant, Invitees or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees and agents) for damages, including without limitation: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment; termination of this Lease by reason of damage to or condemnation of the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or other person or entity; failure or inability to furnish or interruption in any utility or service specified in this Lease; and leakage in any part of the Premises or the Building. If a condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted but Tenant shall be entitled to a rent abatement in proportion to the portion of the

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Premises rendered unusable thereby. Any property placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and (except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees and agents) Landlord shall not in any manner be responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant’s (not Landlord’s) agent. For purposes of this Article, the term “Building” shall be deemed to include the Land.

15.2 Tenant shall reimburse Landlord, its employees and agents for, and shall indemnify, defend upon request and hold them harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys’ fees), losses and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy by Tenant of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any Invitee, (c) any material breach of Tenant’s obligations or warranties under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term or (c) entry by Tenant or Invitees upon the Land prior to the Lease Commencement Date.

15.3 Neither Landlord nor any successors or assigns of Landlord shall be liable for any obligation or liability based on or arising out of any event or condition occurring during any period Landlord or such successor/assign was not the owner of the Building. If Landlord or such successor/assign transfers its interest in the Building, then Tenant shall attorn to the transferee and execute, acknowledge and deliver within ten (10) business days after request any reasonable document submitted to Tenant to confirm the attornment.

15.4 Tenant shall not have the right to offset, deduct or assert a counterclaim for any amount owed or allegedly owed to it, against any payment to Landlord. Tenant’s sole remedy for recovery of such amount is to institute an independent action.

15.5 If Tenant is awarded a money judgment against Landlord or with respect to any breach of Landlord’s obligations, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building. No other asset of Landlord, any officer, director, partner or member of Landlord (collectively “Officer”) or any other person or entity shall be available to satisfy or subject to such judgment, nor shall any Officer or other person or entity have personal liability for satisfaction of any claim or judgment against Landlord or any Officer.

ARTICLE XVI

RULES

16.1 Tenant shall observe: the rules specified in Exhibit B; and any other reasonable and customary rule that Landlord may promulgate for the Building, provided notice thereof is given and such rule is not inconsistent with this Lease. Landlord shall have no duty to enforce any provision of any other lease against any other tenant. Landlord shall not enforce the rules in a manner that unreasonably discriminates against Tenant.

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ARTICLE XVII

DESTRUCTION

17.1 If the Premises are rendered totally or partially inaccessible or unusable by fire or other casualty, then Landlord shall, at its sole expense, diligently restore the Premises and the Building to substantially the same condition they were in prior to such casualty, except that if in Landlord’s reasonable judgment such restoration cannot be completed within one hundred eighty (180) days after the occurrence of such casualty (taking into account the time needed for effecting a settlement with any insurance company, removal of debris, preparation of plans and issuance of all required governmental permits), then either Landlord or Tenant shall have the right to terminate the Lease Term upon sixty (60) days prior written notice provided: (i) by Landlord, within forty-five (45) days after the occurrence of such casualty, or (ii) by Tenant, within thirty (30) days following Tenant’s receipt of written notice from Landlord that the restoration cannot be completed with one hundred eighty (180) days (which notice shall be provided by Landlord within thirty (30) days following the date of such casualty). If this Lease is not terminated pursuant to this Article, then until such restoration of the Premises are substantially complete Tenant shall be required to pay the Base Rent for only the portion of the Premises that in Landlord’s reasonable judgment is usable for Tenant’s purposes while such restoration is being made, except that if such casualty was caused by the act or omission of Tenant or an Invitee, then Tenant shall not be entitled to any rent reduction. After receipt of the insurance proceeds (including proceeds of any insurance maintained by Tenant), Landlord shall restore the Premises and the Building, except that (a) if such casualty was caused by the act or omission of Tenant or an Invitee, then Tenant shall pay the amount by which such expenses exceed any property insurance proceeds actually received by Landlord on account of such casualty, and (b) Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant’s trade fixtures, furnishings, equipment or personal property. Anything to the contrary notwithstanding, Landlord shall have the right to terminate this Lease if (l) insurance proceeds are insufficient to pay the full cost of such restoration, (2) any Mortgage holder does not make such proceeds available for such restoration, (3) zoning or other Laws do not permit such restoration, or (4) restoration costs exceed twenty-five percent (25%) of the Building’s replacement value.

ARTICLE XVIII

CONDEMNATION

18.1 If one-third or more of the Premises or occupancy thereof is condemned or sold under threat of condemnation (collectively “condemned”), then this Lease shall terminate on the day prior to the date title vests in the condemnor (the “Vesting Date”). If less than such one-third is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the Vesting Date rent shall be reduced proportionately.

18.2 All awards, damages and compensation paid on account of such condemnation shall belong to Landlord. Tenant assigns to Landlord all rights thereto. Tenant shall not make any claim against Landlord or the condemnor for any portion thereof attributable to damage to the Premises, value of the unexpired portion of the Lease Term, leasehold improvements or severance damages. The foregoing shall not prevent Tenant from pursuing a separate claim

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against the condemnor for the value of movable furnishings and movable trade fixtures installed in the Premises solely at Tenant’s expense, relocation expenses and loss of tenant ‘s goodwill, provided that such claim in no way diminishes any award, damages or compensation payable to Landlord.

ARTICLE XIX

DEFAULT

19.1 An Event of Default is (a) Tenant’s failure to make when due any payment of the Base Rent, additional rent or other amount, which failure continues for ten (10) days after written notice from Landlord, (b) Tenant’s breach of any other covenant or warranty, which breach continues for thirty (30) days after written notice from Landlord or such longer period as may be reasonably necessary to cure the same if the breach is not capable of cure within thirty (30) days, provided that such longer period shall not exceed a total of sixty (60) days following Landlord’s written notice, (c) an Event of Bankruptcy as specified in Article XX, or (d) Tenant’s dissolution or liquidation.

19.2 This Lease is on the express condition that if an Event of Default occurs (even if prior to the Lease Commencement Date), then this Section shall apply. Except as otherwise provided in this Section, Landlord’s obligations pursuant to this Lease shall cease and failure to perform such obligations shall not relieve Tenant from any obligation. If an Event of Default occurs, Landlord shall have the right to terminate this Lease. In addition, to the extent permitted by applicable law, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit. Tenant waives any other notice to quit or of Landlord’s intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable law, or by such proceedings, including re-entry and possession, as may be applicable and permitted by applicable law. Anything to the contrary in the foregoing notwithstanding, Landlord shall not exercise its remedies set forth herein following an Event of Default until the matter of Tenant’s default has been Finally Determined by judicial proceeding. As used in this Section 19.2, a matter has been “Finally Determined” when a judgment has been rendered by a court having jurisdiction that Tenant was in default of its obligations under this Lease and the time for appeal thereof has passed without an appeal having been taken. Landlord may relet the Premises or any part thereof, alone or together with other space, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for any termination thereof) and on such terms and conditions (which may include concessions) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet all or any portion of the Premises or collect any rent due upon such reletting so long as Landlord’s failure to relet or collect rents is reasonable under the circumstances. Whether or not this Lease is terminated or any suit is instituted, Tenant shall be liable for: (a) the Base Rent, additional rent, damages or other sums which may be due or sustained prior to such default, and for all costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees, advertising expenses, expenses incurred in placing the Premises in first-class rentable condition and reasonable concessions (based on then existing market conditions for leases with similar terms as those herein) granted by Landlord) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time; and

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(b) additional damages which at Landlord’s election shall be either: (1) an amount equal to the Base Rent and additional rent which would have become due from the date of Tenant’s default through the expiration (or what but for any termination thereof would have been such expiration), less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received as a result of any failure of such other person to perform any of its obligations), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the expiration of the Lease Term (or what but for any termination thereof would have been such expiration); provided, however, that if at the time of any reletting of the Premises there exists other space in the Building available for leasing, then the Premises shall be deemed the last space rented, even though the Premises may be relet prior to the date such other space is leased. Separate suits may be brought from time to time to collect any such damages for any month(s) (and any such suit shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s)) or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term); or (2) an amount equal to the present value (as of the date of Tenant’s default) of the Base Rent and additional rent due or which would have become due from time to time through the expiration of the Lease Term (or what but for any termination thereof would have been such expiration), which liquidated and agreed final damages shall be payable to Landlord in a lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate in effect (as of the date of payment) at the Federal Reserve Bank located in Richmond , Virginia. Landlord may bring suit to collect any such damages at any time after an Event of Default. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Landlord obtains possession of the Premises after an Event of Default. Whether or not the Lease Term and/or Tenant’s right of possession is terminated, Landlord shall have the right to terminate any renewal or expansion right and to withhold any consent or approval in its sole and absolute discretion. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.

19.3 The various rights and remedies reserved to Landlord, including those not specifically described herein, shall, to the extent that the exercise of such right and/or remedy does not result in a duplicative recovery, be cumulative and shall be in addition to every other right or remedy provided for in this Lease or (except to the extent contrary to an express term hereof) now or hereafter existing at law or in equity, and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord’s acceptance of any payment with knowledge of a breach shall not constitute a waiver of such breach. Landlord shall be deemed not to have granted any waiver unless such waiver is set forth expressly in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any matter except as specified therein. Neither Tenant’s payment of an amount less

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than a sum due nor Tenant’s endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord’s acceptance of any payment (including any payment pursuant to Section 12.1) shall be deemed not to constitute a waiver of any breach or prejudice Landlord’s rights and remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

19.4 If more than one natural person and/or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

19.5 If Tenant fails to make any payment to any third party or to do any act required hereby to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act after reasonable prior notice to Tenant. Landlord’s taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to take such action, then Tenant shall reimburse Landlord for such amounts together with interest at the Default Rate immediately upon demand.

19.6 If Tenant fails to pay the Base Rent, additional rent or any other payment due Landlord by the date such payment is due (without regard to any grace period specified in this Lease), then (without limiting Landlord’s rights and remedies) Tenant shall pay a late fee of five percent (5%) of the amount of such payment. Such payment shall bear interest at the Default Rate from the date such payment was due to the date of payment. The Default Rate shall equal the rate per annum which is the greater of eighteen percent (18%) or five (5) whole percentage points above the prime rate published from time to time in the Money Rates section of the Wall Street Journal or substitute prime rate reasonably designated by Landlord.

19.7 Intentionally Deleted.

19.8 If Landlord shall be in default hereunder, and if such default materially impairs Tenant’s use of or operations in the Premises, Tenant shall so notify Landlord in writing and Landlord shall have a period of thirty (30) days following the date of receipt of such written notice to cure the default, or if such default is of a nature that it cannot be cured in thirty (30) days, then Landlord shall have a reasonable period of time beyond such thirty day period to cure the default provided that Landlord is diligently pursuing such cure. In the event that Landlord does not cure the default within the applicable cure period, Tenant shall notify Landlord in writing that Tenant intends to cure such default and Tenant shall have the right, but not the obligation, to cure such default for the account of Landlord, and any reasonable amount paid by Tenant in so doing shall be deemed paid for the account of Landlord, Landlord agreeing to reimburse Tenant therefrom. If Landlord shall fail to reimburse Tenant within thirty (30) days of written demand for any amount paid for the account of Landlord hereunder, such amount may be deducted by Tenant from the next or any succeeding payments of Base Rent provided, however, that Tenant shall not deduct any amount until the matter of Landlord’s default has been Finally Determined by judicial proceeding. As used in this Lease, a matter has been “Finally

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Determined” when a judgment has been rendered by a court having jurisdiction that Landlord was in default of those obligations of Landlord under this Lease for which Tenant claims reimbursement and the time for appeal thereof has passed without an appeal having been taken.

ARTICLE XX

BANKRUPTCY

20.1 An Event of Bankruptcy is the occurrence with respect to Tenant, Guarantor or any other person liable for Tenant’s obligations hereunder, including without limitation any general partner of Tenant (“General Partner”) if Tenant is now or hereafter a partnership, of any of the following: (a) such person’s becoming insolvent, as that term is defined in Title II of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state (the “Insolvency Laws”); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of any such person which is not discharged within sixty (60) days; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or (2) results in the issuance of an order for relief against the debtor; (e) such person’s making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person’s submitting (either before or after execution hereof) to Landlord any financial statement containing any intentional material inaccuracy or omission; or (g) decrease by fifty percent (50%) or more of such person’s net worth below the net worth of such person as of the date hereof.

20.2 After the commencement of a case (the “Case”) in which Tenant is the subject debtor under the Bankruptcy Code, (a) Tenant or its trustee in bankruptcy (collectively “Trustee”) shall perform all of Tenant’s post-petition obligations under this Lease, and (b) if Landlord is entitled to damages (including without limitation unpaid rent), then all such damages shall be entitled to administrative expense priority pursuant to Section 507(a)(l) of the Bankruptcy Code. If the Lease is assigned pursuant to the Bankruptcy Code, then the assignee shall be deemed without further act to have assumed all of Tenant’s obligations under this Lease arising from and after such assignment and at Landlord’s request shall execute an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case (or, if shorter, the shortest period of time in which Trustee may be required to so act), then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord may exercise all rights and remedies available pursuant to Article XIX. Adequate assurance of future performance shall require (among other things) that the following minimum criteria be met: (1) Tenant’s gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) Both the average and median of Tenant’s monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than ten (10) times the next

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monthly installment of the Base Rent and additional rent; (3) Trustee must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay immediately after Landlord draws on such security deposit the amount drawn; (9) Trustee must comply with all of Tenant’s obligations under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

ARTICLE XXI

SUBORDINATION

21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively “Mortgages”), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof, provided that Landlord shall use commercially reasonable efforts to obtain from the Mortgagee under such Mortgage(s) a subordination, non-disturbance and attornment agreement (“SNDA”) on such Mortgagee’s standard form. The holder of a Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holder of any other Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage.

21.2 At Landlord’s request Tenant shall execute promptly any requisite or appropriate document confirming such subordination. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant’s obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord’s interest therein is transferred by foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as landlord under this Lease. Upon such attornment such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for any breach, act or omission of any prior landlord, (d) subject to any offsets or defenses which Tenant might have against any prior landlord, or (c) liable for return of the Security Deposit unless such transferee actually receives the Security Deposit. Within ten (10) days after receipt, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

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21.3 If a (prospective or current) holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect Tenant’s use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant after the Term hereof, or impose any additional monetary obligations upon Tenant or eliminate any rights or lease extension or expansion options of Tenant hereunder, then Landlord may submit to Tenant an amendment to this Lease incorporating such modifications. Tenant shall execute, acknowledge and return such amendment within ten (10) days after receipt.

ARTICLE XXII

QUIET ENJOYMENT

22.1 If Tenant shall perform timely all of its obligations, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord, any successor in interest to Landlord, or anyone claiming through Landlord.

22.2 Landlord reserves the right, subject to Tenant’s rights hereunder, to: (a) change the street address and name of the Building; (b) change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, restrooms or other public parts of the Building; (c) erect, use and maintain pipes, conduits and other equipment in and through the Premises; (d) grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with the permitted use of the Premises; (e) use or lease exclusively the roof, sidewalks and other exterior areas so long as such use or lease does not materially interfere with Tenant’s rights to use the roof; (f) resubdivide the Land or to combine the Land with other lands; (g) construct improvements on the Land and in the public and common areas of the Building; (h) relocate any parking area designated for Tenant’s use and charge for permits to park in the underground garage (except to the extent Tenant is entitled to free parking permits as set forth herein); (i) display signs, advertisements and notices on any part of the exterior or interior of the Building; and (ii) make alterations to the Premises after Tenant vacates the Premises or portion thereof and without relieving Tenant of its obligation to pay rent through the expiration of the Lease Term. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant’s business or occupancy. In exercising such rights, Landlord shall make commercially reasonable efforts to minimize the disturbance of Tenant’s use and enjoyment of the Premises.

ARTICLE XXIII

PARKING

23.1 At Tenant’s request Landlord shall make available to Tenant and its employees, at no additional cost or expense, monthly parking permits at a ratio of three permits for each 1,000 square feet of rentable area in the Premises for the parking of a standard-sized automobiles on the P1 and P2 levels of the garage in the Building (the “Garage”). In addition, Tenant will be entitled to use three reserved spaces on the third floor exterior parking deck at no cost to Tenant during the initial Lease Term except that Tenant will pay the cost of reserved signage for such spaces. Tenant shall be permitted to purchase additional parking permits to the extent parking space is available in the Building. The charge for such additional permits shall be the prevailing

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rate charged from time to time by Landlord or the Garage operator (currently $55.00 per permit on the P1 and P2 levels, $45.00 per permit on the deck level, and $75.00 per permit on the lobby level). Monthly permits for the parking of automobiles in reserved or unreserved spaces in the Garage or third floor parking deck may be purchased on a monthly basis based on availability. The foregoing notwithstanding, Landlord does not guarantee the availability of any permits to Tenant during the second or any subsequent month of the Lease Term if and to the extent that Tenant docs not purchase such monthly permits during the first month and each subsequent month of the Lease Term.

ARTICLE XXIV

GENERAL PROVISIONS

24.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by an instrument signed by both parties.

24.2 Nothing contained herein shall be construed as creating a relationship between the parties other than that of landlord and tenant.

24.3 Each party warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Broker(s) whose commissions shall be paid by Landlord pursuant to a separate agreement.

24.4 From time to time but not more than two (2) times per year upon ten (10) business days’ prior written notice, Tenant and each subtenant and assignee of Tenant shall execute, acknowledge and deliver to Landlord and its designees a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which rent and any other charges have been paid; (c) that, to Tenant’s knowledge, Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e) that this Lease is subordinate to all Mortgages of which Tenant has knowledge; (f) that Tenant has accepted the Premises and all work therefor has been completed (or specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Time is of the essence to the delivery of such statements. Tenant’s failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true.

24.5 LANDLORD, TENANT, GUARANTORS AND GENERAL PARTNERS WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED

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WITH THIS LEASE, THE LANDLORD-TENANT RELATIONSHIP, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. Tenant, Guarantors and General Partners consent to service of process relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all Guarantors and all General Partners waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action to any other court.

24.6 Any notice or other required communication shall be in writing and deemed duly given when delivered in person (with receipt therefor) or sent (postage prepaid, return receipt requested) by Federal Express, other overnight courier, or certified mail, to the following addresses: (a) if to Landlord, 8150 Leesburg Pike, Suite 1100, Vienna, Virginia 22182; or (b) if to Tenant, at the Tenant Address for Notices. A party may change its address by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall give (in the manner specified in this Section and at the same time such notice is given to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly given unless such copy is so given to such holder. If Tenant claims that Landlord has breached any obligation, then Tenant shall give such holder notice specifying the breach and permit such holder a reasonable opportunity (not less than sixty (60) days) to cure the breach. Such holder’s curing of Landlord’s default shall be deemed performance by Landlord.

24.7 Each provision shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall be in valid or unenforceable to any extent (e.g., an interest rate is usurious), then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto (e.g., the highest non-usurious interest rate) and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

24.8 Headings are used for convenience and shall not be considered in construing this Lease. Gender appropriate pronouns and plural or singular forms shall be substituted as the context may require. This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document.

24.9 This Lease shall be binding upon and inure to the benefit of each party and its successors and assigns, subject to the provisions restricting assignment or subletting.

24.10 Tenant shall permit Landlord and its designees to enter the Premises upon reasonable prior notice (except in case of an emergency), without rent abatement, to inspect and exhibit the Premises and make such alterations and repairs as Landlord deems necessary.

24.11 This Lease shall be governed by the laws of the Commonwealth of Virginia.

24.12 The submission to Tenant of correspondence or an unsigned copy of this document shall not constitute an offer or option to lease. This Lease shall become effective only upon execution and delivery by both parties.

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24.13 Time is of the essence with respect to each obligation of Tenant.

24.14 Landlord reserves the right to make changes to the Building’s plans and specifications, provided such changes do not alter the Building’s character or materially, adversely affect Tenant’s rights hereunder and quiet enjoyment of the Premises.

24.15 All amounts payable by Tenant shall be paid to Landlord by check (subject to collection) and delivered to the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Except as otherwise specified, any amount owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant within ten (10) days after the date Landlord notifies Tenant of the amount thereof.

24.16 Tenant’s liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or termination.

24.17 [Intentionally Deleted]

24.18 If either party hereto is delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond such party’s reasonable control (whether similar or dissimilar to the foregoing), then the time for performance shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention. The foregoing notwithstanding, this Section shall not excuse any late payment or extend the Lease Term.

24.19 Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter. Tenant waives any right to damages based upon Landlord’s actually or allegedly wrongfully withholding or delaying any approval or consent. Tenant’s sole remedy therefor shall be a proceeding for specific performance, injunction or declaratory judgment.

24.20 From time to time but not more than two (2) times per year upon ten (10) business days’ prior written notice, Tenant shall submit such information regarding the financial condition of Tenant, each Guarantor and each General Partner as Landlord may reasonably request. Tenant warrants that all such information heretofore or hereafter submitted is and shall be correct and complete.

24.21 Deletion of any printed, typed or other portion of this Lease shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease. Interpretation of this Lease shall not be affected by any claim that this Lease has been prepared by either party.

24.22 The person executing on Tenant’s behalf warrants due authorization to so act.

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24.23 Tenant shall receive sixty (60) access cards for entry to the Building and parking garage at no cost. Replacement access cards or additional access cards may be provided by Landlord upon Tenant’s request and at Landlord’s standard charge.

24.24 Upon the expiration of the lease by and between Landlord and Mary Ann Choby, DMD, MS (“Existing Tenant”), dated October 27, 1999, for Suite 1401 (the “Suite 1401 Lease”) which is anticipated to occur on December 31, 2009 and subject to the vacation of such space by Existing Tenant, Tenant shall lease such space, consisting of approximately 1,071 square feet of rentable area (“Suite 1401”) and such space shall become a part of the Premises subject to all of the terms and conditions of the Lease as modified by this Section 24.24. The following terms and conditions shall apply to the leasing of Suite 1401:

1. Base Rent per square foot of Suite 1401 for the period from the Suite 1401 Rent Commencement Date through the end of the then current Lease Year for the Premises shall be the per square foot Base Rent then payable by Tenant for the Premises. Thereafter Base Rent for Suite 1401 shall be increased on the same day, in the same manner and using the same percentage for increases in Base Rent as applicable to the Premises.

2. Payment of Base Rent for Suite 1401 shall commence on a date which is the later of: (a) February 1, 2010, (b) the date the tenant improvements to Suite 1401 are substantially complete as certified by Landlord’s construction manager, and (c) the date Tenant commences beneficial use of Suite 140, but in no event shall the payment of Base Rent for Suite 1401 commence later than sixty (60) days following the date Landlord notifies Tenant that the Existing Tenant has vacated Suite 1401 (the “Suite 1401 Rent Commencement Date”) and shall terminate on the date the Lease Term otherwise terminates or expires by normal business operations therefrom. If the Suite 1401 Rent Commencement Date is not the first day of a month, then on the Suite 1401 Rent Commencement Date, Tenant shall pay the Base Rent for the month in which the Suite 1401 Rent Commencement Date occurs, calculated at a daily rate of one-thirtieth (l/30th) of an installment of the monthly Base Rent for such space. Anything to the contrary in the foregoing notwithstanding, Base Rent for the first four full calendar months following the Suite 1401 Rent Commencement Date shall be abated.

3. Tenant shall construct such improvements to Suite 1401 as Tenant may require, including without limitation, the installation of bathrooms and showers in Suite 1401 (“Suite 1401 Tenant Work”) at Tenant’s sole cost and expense, subject to the provisions of Article IX hereof.

4. The improvements allowance for Suite 1401 (“Suite 1401 Allowance”) shall be equal to $26,775.00 (the product of the square footage of rentable area of Suite 1401 times $25.00). If Tenant notifies Landlord not later than the Suite 1401 Rent Commencement Date that Tenant wishes to increase the Suite 1401 Allowance, then Landlord shall increase the Suite 1401 Allowance by $5.00 per rentable square foot of Suite 1401 provided that the Base Rent for Suite 1401 shall be increased by an amount equal to the product of $5.00 times the rentable square foot of Suite 1401 amortized at 10% over the remaining initial Lease Term. The Suite 1401 Allowance shall be used for construction of improvements to Suite 1401, including, without limitation, design fees, construction management fees and permitting fees and a construction management fee paid to Landlord. Up to $5.00 per rentable square foot of the Suite

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1401 Allowance may be used for cabling, telephone, furniture and fixtures. Any Suite 1401 Allowance not spent or used by Tenant for the Suite 1401 Tenant Work by a date six months after the Suite 1401 Rent Commencement Date shall be applied to the payments of Base Rent next coming due under the Lease until used in full except that no portion of the increase in the Suite 1401 Allowance may be applied to Base Rent. If Tenant requests the increase as provided above, the entire increased amount of the Improvements Allowance must be used for work and materials physically incorporated into the Premises.

5. Upon the termination or expiration of the Lease Term, Tenant shall restore Suite 1401 to building shell condition, including without limitation, the removal of all showers and bathrooms installed by or on behalf of Tenant in Suite 1401, and the restoration of such areas to shell condition.

24.25 If Suite 1402 on the fourteenth (14th) floor of the Building and contiguous to the Premises (“Expansion Space”) becomes available for lease, then Tenant shall have a first right to lease such space on the following terms and conditions. At such time as Landlord has received a letter of intent for the Expansion Space satisfactory to Landlord and the potential tenant named therein which is executed by Landlord and such potential tenant (the “LOI”), Landlord shall notify Tenant in writing of such LOI and shall provide a copy of the LOI to Tenant (“Landlord’s Notice of LOI”). Tenant shall have a period of five (5) days after receipt of Landlord’s Notice of LOI to give Landlord written notice that Tenant will lease such Expansion Space. If Landlord provides the Landlord’s Notice of LOI and Tenant properly and timely gives Landlord notice that Tenant will lease such space during the initial eighteen (18) months of the Lease Term, then the terms and conditions upon which Tenant shall lease such Expansion Space shall be the terms and conditions of this Lease modified as follows: (i) Base Rent per rentable square foot of the Expansion Space for the period from the Expansion Space Rent Commencement Date through the end of the then current Lease Year for the Premises shall be the then current Base Rent per rentable square foot of the Premises being paid by Tenant (thereafter Base Rent for the Expansion Space shall be increased on the same day, in the same manner and using the same percentage for increases in Base Rent as applicable to the Premises), (ii) Tenant will receive an improvements allowance of $25.00 per rentable square foot of the Expansion Space, and (iii) the first four (4) months of Base Rent due for the Expansion Space only shall be abated. If following the last day of the eighteenth (18th) month of the initial Lease Term but prior to the first day of the thirty-sixth (36th) month of the initial Lease Term Landlord provides the Landlord’s Notice of LOI and Tenant properly and timely gives Landlord notice that Tenant will lease such Expansion Space, then the terms and conditions upon which Tenant shall lease such Expansion Space shall be the terms and conditions of this Lease modified as follows: (i) Base Rent per rentable square foot of the Expansion Space for the period from the Expansion Space Rent Commencement Date through the end of the then current Lease Year for the Premises shall be the then current Base Rent per rentable square foot of the Premises being paid by Tenant (thereafter Base Rent for the Expansion Space shall be increased on the same day, in the same manner and using the same percentage for increases in Base Rent as applicable to the Premises (ii) Tenant shall receive an improvements allowance of twenty dollars ($20.00) per rentable square foot of the Expansion Space, and (iii) only the first two (2) months of Base Rent due for the Expansion Space shall be abated. With respect to the Improvements Allowance payable under (ii) above, Tenant may request an additional $5.00 per square foot of Improvements Allowance, and Landlord shall provide the same provided, however, that the Base Rent

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otherwise payable for the Expansion Space shall increase by an amount equal to the product of (a) $5.00 times (b) the total rentable square footage of the Expansion Space amortized at 10% over the remaining initial Lease Term. No portion of an increase in the Improvements Allowance requested by Tenant under this Section 24.25 may be applied to Base Rent. All of the increase in the Improvements Allowance shall be used for work and materials physically to the first day of the sixtieth (60th) month of the initial Lease Term, Landlord provides the Landlord’s Notice of LOI and Tenant properly and timely gives Landlord notice that Tenant will lease the Expansion Space, then the terms and conditions upon which Tenant shall lease such Expansion Space shall be the terms and conditions of this Lease modified as follows: the Base Rent per rentable square foot of the Expansion Space for the period from the Expansion Space Rent Commencement Date through the end of the then current Lease Year for the Premises shall be the Base Rent per rentable square foot that is then payable for the Premises (thereafter Base Rent for the Expansion Space shall be increased on the same day, in the same manner and using the same percentage for increases in Base Rent as applicable to the Premises), there will be no improvement allowance paid to Tenant and there will be no abatement of Base Rent. If Landlord provides the Landlord’s Notice of LOI and Tenant does not properly or timely give Landlord notice that Tenant will lease such Expansion Space or Tenant gives Landlord notice that Tenant will not lease such Expansion Space, then Tenant shall have no further right hereunder to lease the Expansion Space, provided, however, that if Landlord and the prospective tenant (or an affiliate thereof) under the LOI do not execute a lease for the Expansion Space on the terms set forth in such LOI or the economic equivalent of such terms within ninety (90) days following the date of Landlord’s Notice of LOI, then Tenant shall have one additional opportunity to exercise Tenant’s right to lease the Expansion Space on the terms and conditions set forth herein. The Expansion Space is hereby agreed to be approximately 2,841 rentable square feet. The commencement of the Lease Term as to the Expansion Space (“Expansion Space Commencement Date”) shall be the date Landlord receives Tenant’s written notice that Tenant elects to lease the Expansion Space and upon such date the Expansion Space shall become a part of the Premises. The Rent Commencement Date for the Expansion Space shall be the earlier of (a) ninety (90) days after the Expansion Space Commencement Date and (b) the date Tenant commences beneficial use of the Expansion Space. If the Rent Commencement Date for the Expansion Space is not the first day of a month, then on the Rent Commencement Date for the Expansion Space, Tenant shall pay the Base Rent for the month in which such Rent Commencement Date occurs, calculated at a daily rate of one-thirtieth (l/30th) of an installment of the monthly Base Rent for such Expansion Space. Within ten (10) days after Tenant’s notice to Landlord that Tenant is leasing the Expansion Space, Landlord and Tenant shall execute an appropriate amendment to this Lease setting forth the terms and conditions of the lease of the Expansion Space. If an uncured Event of Default (i.e., a breach which has not been cured within the applicable grace period specified in Section 19.1) exists on the date written notice is given to Tenant by Landlord that Tenant is leasing the Expansion Space or at any time thereafter prior to the date the Expansion Space is occupied by Tenant, then, at Landlord’s written election, Tenant’s rights pursuant to this Section shall be of no further force or effect. Tenant shall receive an additional fifteen (15) access cards for entry to the Building and Parking Garage at no cost on the Expansion Space Commencement Date. Replacement access cards or additional access cards shall be provided by Landlord upon Tenant’s request and at Landlord’s standard charge. If at any time thirty percent (30%) or more of the square feet of rentable area of the Premises has been subleased or assigned, then at Landlord’s written election Tenant’s rights

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pursuant to this Section shall be of no further force or effect. In the event Tenant leases the Expansion Space then Landlord agrees that Tenant will be permitted to eliminate all demising walls on the 14th floor so that all space leased by Tenant is contiguous, and further in such event Tenant shall be permitted to renovate the rest rooms located on the 14th floor, in each case subject to Landlord’s approval of the design for such renovations, such approval not to be unreasonably conditioned, withheld or delayed.

24.26 No Consequential or Indirect Damages. No party shall be liable hereunder for any consequential, indirect or punitive damages and any claim therefor is hereby waived.

* * * *

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	LANDLORD:

8150 LEESBURG PIKE, L.L.C.

	By:	8150 Leesburg Pike Manager, Inc.,
	Its:	Manager

/s/	By:	/s/ David A. Ross
	Title:	President
	Date:	4/23/2009

WITNESS:	TENANT:

ALARM.COM INCORPORATED

/s/ Daniel Ramos	By:	/s/ Stephen Trundle
	Title:	President & CEO
	Date:	4/21/2009

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EXHIBIT A

FLOOR PLAN

EXHIBIT B

RULES

This Exhibit is a part of that certain Deed of Lease dated as of April 21, 2009 (the “Lease”), between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

1. Tenant shall not obstruct or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants. Tenant shall coordinate in advance with Landlord’s property management department all move-ins, move-outs and deliveries to the Building so that arrangements can be made to minimize such interference. Tenant and its employees shall not use any of the parking spaces designated for use by visitors only or the roof.

2. Tenant shall not place any showcase, mat or other article in any common or public area of the Building.

3. Tenant shall not use any water and wash closet or other plumbing fixture for any purpose other than that for which it was constructed. Tenant shall not place any debris, rubbish, rag or other substance therein.

4. Tenant shall not use any loudspeaker or sound system which may be heard outside the Premises.

5. Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind in to the Building. Tenant shall not do or perm it any cooking on the Premises, except for microwave cooking, hot dog and /or popcorn machine and use of coffee and/or soft drink machines by Tenant’s employees for their own consumption. Tenant shall not install any microwave oven or coffee machine in the Premises without Landlord’s prior written approval of such equipment and its location within the Premises. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or permeate from the Premises.

6. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind.

7. Tenant shall not place on a floor a load exceeding the load which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy items. Landlord shall have the right to repair at Tenant’s expense any damage caused by Tenant’s moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant shall not receive into the Building or carry in the elevators any furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. Tenant shall remove promptly from sidewalks adjacent to the Building items delivered for Tenant.

8. Tenant shall not place additional locks or bolts of any kind on any door or window or make any change in any lock or locking mechanism without Landlord’s prior written approval. Tenant shall keep doors leading to common area closed (except for ingress or egress). Upon the termination of its tenancy, Tenant shall deliver to Landlord all keys furnished to or procured by Tenant, and if any key so furnished is not delivered, then Tenant shall pay the replacement cost thereof. Tenant’s key system shall be separate from that for the rest of the Building.

9. Tenant shall not install or operate in the Premises any equipment that operates on greater than 2 kilowatt power without obtaining Landlord’s prior written consent which approval will not be unreasonably withheld. Landlord may condition such consent upon Tenant’s payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by such equipment in accordance with Section 14.1 of the Lease. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without obtaining Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. If any equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant’s expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

10. Landlord may exclude from the Building any person who does not properly identify himself to the Building manager on duty. Landlord may require any person admitted to or leaving the Building to register.

11. Tenant shall not use the Premises for lodging.

12. Before closing and leaving the Premises at any time, Tenant shall turn off all lights.

13. Tenant shall not request any employee of the building manager or Landlord to do anything outside of such employee’s regular duties without Landlord’s prior written consent. Tenant’s special requirements will be attended to only upon application to Landlord. Tenant shall pay for any such special requirements in accordance with the schedule of charges maintained by Landlord from time to time. Tenant shall not employ any employee of the building manager or Landlord for any purpose whatsoever without Landlord’s prior written consent.

2.

14. Canvassing, soliciting, peddling and loitering in or about the Building are prohibited. Tenant shall cooperate to prevent the same.

15. Only hand trucks equipped with rubber tires and side guards may be used in the Building. Tenant shall be responsible for loss or damage resulting from any delivery made by or for Tenant.

16. Tenant shall comply with standards prescribed by Landlord for curtains, drapes, blinds, shades, screens, lights and ceilings, including standards designed to give the Building a uniform, attractive appearance.

17. Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year at Tenant’s expense.

18. Landlord may, upon request of Tenant, waive Tenant’s compliance with any of the rules. A waiver shall not (a) be effective unless signed by Landlord and delivered to Tenant, (b) relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, or (c) relieve Tenant from any liability for any loss or damage resulting from Tenant’s failure to comply with any rule.

3.

EXHIBIT C

CONSTRUCTION RULES AND REGULATIONS

8150 Leesburg Pike

Vienna, VA 22182

1) General Notes—Tenants must submit the following to 8150 Leesburg Pike, LLC c/o ARC Management LLC, 8150 Leesburg Pike, Suite 1100, Vienna, VA 22182:

Prior to submission for building permit

Tenant must submit a full set of construction drawings including Architectural, Mechanical, Electrical, & Plumbing sheets to ARC Management for review and approval. Modifications to any base building architectural, electrical, mechanical, or plumbing systems will not be permitted unless approved by ARC Management in writing prior to the commencement of any work.

Prior to start of construction activity

General contractor’s contact information including name of project superintendent

Copy of the general contractor’s Virginia state license and bonding capacity.

Subcontractor list including licensing information

Certificate of Insurance issued by the general contractor’s insurer, naming 8150 Leesburg Pike, LLC, Inc. and ARC Management, LLC as additional “insured” with regards to the referenced job.

Copy of Building Permit and approved plans issued Fairfax County and all subsequent trade permits, Mechanical, Electrical, Plumbing, and Sprinkler.

2) A pre-construction meeting between ARC Management, the Tenant and the general contractor will be required prior to construction. Please call ARC Management to schedule. ARC Management contacts are:

Building Engineer/ Dispatch—Felipe 703-761-9000

Construction Project Manager—Lita Miller 703-760-9500 x151

Property Manager—Randi Halavazis 703-761-9000 x125

3) Tenant is responsible for activities conducted in and around the building on the Tenant’s behalf by contractors, laborers, third party vendors or others. Such activities shall include but not be limited to access to the building, parking, storage, deliveries, trash removal, protection of common areas, loitering and securing the unit and common area doors and windows.

Tenant is responsible for the adherence to these rules, regulations, and procedures by all personnel performing work on its behalf and any violations of these policies shall be enforced by the ARC Management at the sole cost and expense of the Tenant.

Violation of any of the following policies, by any Tenant or his representative, will be a violation and will result in the removal of the offending parties or companies from the premises.

4) Operating Hours

Normal business hours for the building are from 8:00AM to 5:00PM, Monday through Friday and 8:00AM to 1:00 PM, Saturday. No loud or disruptive construction activity will be allowed in the building during these hours. Core drilling must be scheduled before 7:00AM or after 6:00PM and in advance with ARC Management.

5) Elevator Use

Elevator use for construction purposes, i.e. transporting personnel, tools and materials, shall be limited to non-business hours and only with prior written approval of ARC Management. It will be the Tenant’s responsibility to ensure that adequate protection for the elevator is installed including floor, wall and ceiling protection to preserve interior finishes, doors, lighting and calls stations. Any damage to the elevator will be repaired at the Tenant’s sole cost and expense.

6) Protection of Existing Installations

Tenant is responsible for providing and maintaining adequate protection for all building common area including the parking lot, sidewalks, interior and exterior walls, stairwells, floors, carpets, furniture, fixtures, etc. Protection must be in place prior to start of construction and subject to acceptance by the ARC Management.

7) Roof Penetration & HVAC installation, maintenance and repairs

No roof work or access to the roof to install, maintain or repair HVAC equipment shall be performed without the prior written approval of ARC Management. All work involving roof penetrations shall be performed by the base building roofing subcontractor. Please coordinate with ARC Management. Roof penetrations performed without the approval of ARC Management may result in voiding of the base building warranty. If the roof warranty is voided due to negligence of the tenant the tenant shall be responsible for the sole cost and expense to reinstate or obtain a new warranty. Roof work, including the use of a crane to lift equipment and/or materials to the roof shall be limited to non-business hours or as authorized by ARC Management.

8) Housekeeping

Tenant is responsible for the removal of trash and debris generated by the interior construction of their premises. A haul off dumpster may be used only with the prior written approval of ARC Management for such use and onsite placement.

The Tenant is responsible for maintaining both O.S.H.A. standards for the job site and the cleanliness of the building.

2.

No debris will be left in the building or in areas surrounding it. All miscellaneous waste items such as sandwich wrappers, waste foods, milk and soft drink containers, etc. are to be removed from the project immediately.

Under no circumstance is the building’s housekeeping dumpster to be used for construction debris.

ARC Management reserves the right to charge the Tenant for day porter and trash removal expenses as a result of Tenant’s failure to follow these housekeeping rules.

9) Facilities

Tenant is responsible for providing lavatory facilities for all personnel involved in the construction of their interiors.

10) Interruption of Building Services

Tenant will provide a minimum of two (2) days prior notice to ARC Management of any work requiring either the temporary or permanent outage of any of the buildings utilities, such as water, gas, electric, telephone, etc.

Tenant or their representatives will advise ARC Management of any testing or inspections of building systems such as fire alarm and sprinkler systems in their unit.

ARC Management reserves the right to require re-scheduling of such work (including off hour performance) if it presents an undue burden on either the building or its occupants. Additionally, Tenant is responsible for the notification and coordination of any Public Utility entities necessary to secure such an outage.

11) Safety

It is the Tenant’s responsibility to assure that the entire job site and all personnel working there maintain strict compliance with all O.S.H.A., Federal, State, and local regulations concerning worker safety. The Tenant or their representative is responsible for the notification of the proper authorities and supervising organizations for the shut-down of the building’s fire alarm, sprinkler, or other “life safety” service. In no case will such “life safety” systems be left out-of-service over night without the prior written approval of ARC

Management and any shut-down is subject to the requirements outlined in item 8 above.

The storage or staging of equipment, tools or materials in common areas is strictly prohibited.

12) Supervision

Tenant is responsible for providing an on-site general supervisor. This person will be in attendance at all times when work is being performed. The supervisor will be able to answer questions pertaining to the project and be responsible for the compliance with the regulations outlined in this document. Contact information for the Tenant’s established supervisor (including after-hours) will be furnished to ARC Management at the pre-construction meeting (item 2).

3.

13) Security

Tenant is responsible for controlling access to the building and the behavior of all personnel operating on their behalf. The Tenant will be responsible for providing access to and securing the building and unit. Access to the electric room, telephone closet, sprinkler room or another unit will be allowed only with prior written approval of ARC Management and subject to accompaniment by an ARC representative.

Tenant is responsible for the security and protection of all materials stored on the job site. ARC Management and its representative are not responsible for loss of equipment and material from the jobsite.

14) Conduct

Tenant is responsible for the conduct of all individuals associated with the construction of their unit. Workmen are not to congregate in any occupied or common area of the property for any reason other than the performance of work related to the construction of the unit.

15) Parking & Deliveries

Tenant is responsible for minimizing the number of vehicles parked onsite by its general contractor and subcontractors. On-site parking will be allowed with prior written approval and only in areas designated by Landlord. Overnight parking is strictly prohibited. Deliveries will be made to the rear lobby entrances or rear suite entry, if applicable. Deliveries are limited to drop off and pick up only. Idling, extended blocking or obstruction of the building’s entrances and drive aisles is strictly prohibited. Delivery of construction materials such as drywall, metal studs, metal ductwork to upper floor units shall be made through a window opening. The use of cranes and scissor lifts are allowed with the prior written approval of Landlord. All materials shall be delivered to the unit. Storage or staging of materials in common areas or outside the building is strictly prohibited.

16) Tie-Ins

Access for utility & life safety systems connection including sanitary, water, fire alarm, venting or fresh air tie in is allowed with prior written approval by ARC Management and work shall take place during non-business hours or as mutually agreed to by the adjacent tenants affected by the work. Tie-ins to the base building fire alarm system must be contracted with Alarm Tech and coordinated with ARC Management.

4.

FIRST AMENDMENT TO DEED OR LEASE

THIS FIRST AMENDMENT TO DEED OF LEASE (this “First Amendment”) is made as of July 21, 2010, between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

WHEREAS, by Deed of Lease dated as of April 21, 2009 (the “Lease”), Tenant leased from Landlord certain space in the building located at 8150 Leesburg Pike, Vienna, Virginia (the “Building”), as more particularly described in the Lease.

NOW THEREFORE, the parties agree as follows:

1. All capitalized terms used in this First Amendment that are not defined herein shall have the meanings assigned to such terms in the Lease.

2. Expansion Space.

(a) Pursuant to and in accordance with Section 24.25 of the Lease, Tenant has previously exercised its right to lease the Expansion Space (i.e., Suite 1402 consisting of approximately 2,841 rentable square feet).

(b) The term “Expansion Space Commencement Date” is the date of this First Amendment, and effective as of the Expansion Space Commencement Date: (i) Landlord hereby leases to Tenant and Tenant hereby lenses from Landlord the Expansion Space; and (ii) the term “Premises” shall include the Expansion Space, and Tenant’s lease of the Expansion Space shall be subject to all the terms and conditions of the Lease, as modified hereby.

(c) The Lease Term for the Expansion Space shall commence on the Expansion Space Commencement Date and shall expire as and when the Lease Term for the initial Premises expires.

(d) The Rent Commencement Date for the Expansion Space shall be the earlier of (a) ninety (90) days after the Expansion Space Commencement Date, and (b) the date Tenant commences beneficial use of the Expansion Space. Tenant shall be deemed to have commenced beneficial use of the Expansion Space when Tenant begins normal business operations in the Expansion Space. If Tenant is in material breach of any obligation under the Lease or this Amendment, then at Landlord’s written election, Tenant shall not have any right to commence beneficial use of the Expansion Space and Tenant’s rights pursuant to this Paragraph 2 (and Section 24.25 of the Lease) shall be of no further force or effect. If the Rent Commencement Date for the Expansion Space is not the first day of a month, then on the Rent Commencement Date for the Expansion Space, Tenant shall pay the Base Rent for the month in which such Rent Commencement Date occurs, calculated at a daily rate of one-thirtieth (1/30th) of an installment of the monthly Base Rent for such Expansion Space.

(e) Base Rent per rentable square foot of the Expansion Space for the period from the Rent Commencement Date for the Expansion Space through the end of the then current Lease Year for the Premises shall be the then current Base Rent per rentable square foot of the

Premises being paid by Tenant (thereafter Base Rent for the Expansion Space shall be increased on the same day, in the same manner and using the same percentage for increases in Base Rent as applicable to the Premises), except that the first four (4) full calendar months of Base Rent due for the Expansion Space only shall be abated.

(f) Landlord shall deliver and Tenant shall accept the Expansion Space in its “as is” condition as of the Expansion Space Commencement Date, and Landlord is under no obligation to make any Alterations in or to the Expansion Space except as otherwise expressly provided in the Lease.

(g) Landlord shall provide Tenant an allowance (the “Expansion Space Allowance”) of twenty-five dollars ($25.00) per rentable square foot of the Expansion Space. The Expansion Space Allowance is provided in order to help Tenant finance the cost of tenant improvements to the Expansion Space (“Expansion Space Work”). As part of the Expansion Space Work, Tenant shall be permitted: (i) to eliminate all demising walls on the 14th floor of the Building so that all space leased by Tenant on the 14th floor of the Building is contiguous; and (ii) to renovate the restrooms located on the 14th floor of the Building; in each case subject to Landlord’s approval of the design for such renovations, such approval not to be unreasonably conditioned, withheld or delayed. Landlord shall have no duty to advance any portion of the Expansion Space Allowance until Landlord has approved final working drawings for such Expansion Space Work, which approval shall not be unreasonably withheld, conditioned or delayed. The Expansion Space Allowance may be used for any portion of the Expansion Space Work, including, but not limited to, build-out, design, drawings, and CD’s and a reasonable and customary construction management fee of one percent (1%) of total construction costs payable to Landlord, and up to $5.00 per rentable square foot of the Expansion Space Allowance may be used to pay the costs of furniture, telecommunications equipment, cabling and wiring. Within thirty (30) days after the written request of Tenant, provided that at the time of Tenant’s written request the Expansion Space Work is substantially complete, as certified by Tenant’s architect and verified by Landlord’s construction manager, Landlord shall reimburse Tenant for reasonable expenses incurred by Tenant to date in constructing such Expansion Space Work to the extent of the Expansion Space Allowance, provided: (i) such request is accompanied by a copy of the invoice for such expenses; (ii) copies of all contracts, bills, vouchers, change orders and other information relating to the expenses for which reimbursement is being sought as may be reasonably requested by Landlord shall be made available to Landlord by Tenant; (iii) the work and materials for which payment is requested are substantially in accordance with the final working drawings approved by Landlord; (iv) the work and materials for which payment is requested have been physically incorporated into the Expansion Space, free of any security interest, lien or encumbrance; and (v) Tenant has delivered to Landlord written, unconditional final waivers of mechanics’ and materialmen’s liens against the Expansion Space, the Premises and the Building from all contractors, subcontractors, laborers and material suppliers. Notwithstanding anything above to the contrary, Landlord shall not be required to reimburse Tenant for any invoice received later than six (6) months following the Rent Commencement Date for the Expansion Space, and any Expansion Space Allowance not spent for the Expansion Space Work or for which payment is not requested by such date by Tenant as aforesaid shall remain the property of Landlord. The Expansion Space Allowance must be used for work and materials physically incorporated into the Expansion Space.

2.

(h) Tenant shall receive an additional fifteen (15) access cards for entry to the Building and Garage at no cost within ten (10) days of the Expansion Space Commencement Date. Replacement access cards or additional access cards may be provided by Landlord upon Tenant’s request and at Landlord’s standard charge.

3. Section 24.25 of the Lease is hereby deleted and shall be of no further force or effect.

4. Each party represents and warrants that in connection with this Amendment it has not employed, hired, or dealt with any broker, agent or finder other than Atlantic Realty Associates, Inc. and THOMAS & CO. REALTY ADVISORS LLC d/b/a Thomas & Co.

5. Except as otherwise provided herein, the Lease shall remain in full force and effect.

6. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Faxed or emailed signatures will have the same binding effect as original signatures.

[Signatures appear on the following page.]

3.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Deed of Lease to be executed as of the date first written above.

8150 LEESBURG PIKE, L.L.C.

By:	8150 Leesburg Pike Manager, Inc.,
Manager

By:	/s/ Stanley M. Barg
Name:	Stanley M. Barg
Title:	Chief Operating Officer

ALARM.COM INCORPORATED

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	Senior Vice President

4.

SECOND AMENDMENT TO DEED OF LEASE

THIS SECOND AMENDMENT TO DEED OF LEASE (this “Second Amendment”) is made as of April 28, 2011, between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

WHEREAS, by Deed of Lease dated as of April 21, 2009, as amended by First Amendment to Deed of Lease dated as of July 21, 2010 (collectively, the “Lease”), Tenant leased from Landlord certain space in the building located at 8150 Leesburg Pike, Vienna, Virginia (the “Building”), as more particularly described in the Lease.

NOW THEREFORE, the parties agree as follows:

1. All capitalized terms used in this Second Amendment that are not defined herein shall have the meanings assigned to such terms in the Lease.

2. Expansion Space.

(a) Suite 1000 is that certain suite of approximately five thousand five hundred forty-four (5,544) square feet of rentable area shown on Exhibit 1. Suite 1020 is that certain suite of approximately one thousand nine hundred thirty-seven (1,937) square feet of rentable area shown on Exhibit 1.

(b) The term “Suites 1000/1020 Commencement Date” is the date of this Second Amendment, and effective as of the Suite 1000/1020 Commencement Date: (i) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suites 1000 and 1020; and (ii) the term “Premises” shall include Suites 1000 and 1020, and Tenant’s lease of Suites 1000 and 1020 shall be subject to all the terms and conditions of the Lease, as modified hereby.

(c) The Lease Term for Suites 1000 and 1020 shall commence on the Suites 1000/1020 Commencement Date and shall expire as and when the Lease Term for the initial Premises expires.

(d) The Rent Commencement Date for Suites 1000 and 1020 shall be the earlier of (a) ninety (90) days after the Suites 1000/1020 Commencement Date, and (b) the date Tenant commences beneficial use of Suites 1000 and 1020. Tenant shall be deemed to have commenced beneficial use of Suites 1000 and 1020 when Tenant begins normal business operations in Suites 1000 and 1020. If Tenant is in material breach of any obligation under the Lease or this Amendment, then at Landlord’s written election, Tenant shall not have any right to commence beneficial use of Suites 1000 and 1020 and Tenant’s rights pursuant to this Paragraph 2 shall be of no further force or effect. If the Rent Commencement Date for Suites 1000 and 1020 is not the first day of a month, then on the Rent Commencement Date for Suites 1000 and 1020, Tenant shall pay the Base Rent for the month in which such Rent Commencement Date occurs, calculated at a daily rate of one-thirtieth (1/30th) of an installment of the monthly Base Rent for Suites 1000 and 1020.

(e) Base Rent per rentable square foot of Suites 1000 and 1020 for the period from the Rent Commencement Date for Suites 1000 and 1020 through the end of the then current Lease Year for the Premises shall be the then current Base Rent per rentable square foot of the Premises being paid by Tenant (thereafter Base Rent for Suites 1000 and 1020 shall be increased on the same day, in the same manner and using the same percentage for increases in Base Rent as applicable to the Premises), except that the first four (4) full calendar months of Base Rent due for Suites 1000 and 1020 only shall be abated.

(f) Landlord shall deliver and Tenant shall accept Suites 1000 and 1020 in its “as is” condition as of Suites 1000/1020 Commencement Date, and Landlord is under no obligation to make any Alterations in or to Suites 1000 and 1020 except as otherwise expressly provided in the Lease.

(g) Landlord shall provide Tenant an allowance (the “Suites 1000/1020 Allowance”) of twenty-five dollars ($25.00) per rentable square foot of Suites 1000 and 1020. The Suites 1000/1020 Allowance is provided in order to help Tenant finance the cost of tenant improvements to Suites 1000 and 1020 (“Suites 1000/1020 Work”). As part of the Suites 1000/1020 Work, Tenant shall be permitted to eliminate all demising walls in Suites 1000/1020 so that all space leased by Tenant in Suites 1000/1020 is contiguous; in each case subject to Landlord’s approval of the design for such renovations, such approval not to be unreasonably conditioned, withheld or delayed. Landlord shall have no duty to advance any portion of the Suites 1000/1020 Allowance until Landlord has approved final working drawings for such Suites 1000/1020 Work, which approval shall not be unreasonably withheld, conditioned or delayed. The Suites 1000/1020 Allowance may be used for any portion of the Suites 1000/1020 Work, including, but not limited to, build-out, design, drawings, and CD’s and a reasonable and customary construction management fee of one percent (1%) of total construction costs payable to Landlord, and up to $5.00 per rentable square foot of the Suites 1000/1020 Allowance may be used to pay the costs of furniture, telecommunications equipment, ca bling and wiring. Within thirty (30) days after the written request of Tenant, provided that at the time of Tenant’s written request the Suites 1000/1020 Work is substantially complete, as certified by Tenant’s architect and verified by Landlord’s construction manager, Landlord shall reimburse Tenant for reasonable expenses incurred by Tenant to date in constructing such Suites 1000/1020 Work to the extent of the Suites 1000/1020 Allowance, provided: (i) such request is accompanied by a copy of the invoice for such expenses; (ii) copies of all contracts, bills, vouchers, change orders and other information relating to the expenses for which reimbursement is being sought as may be reasonably requested by Landlord shall be made available to Landlord by Tenant; (iii) the work and materials for which payment is requested are substantially in accordance with the final working drawings approved by Landlord; (iv) the work and materials for which payment is requested have been physically incorporated into Suites 1000 and 1020, free of any security interest, lien or encumbrance; and (v) Tenant has delivered to Landlord written, unconditional final waivers of mechanics’ and materialmen’s liens against Suites 1000 and 1020, the Premises and the Building from all contractors, subcontractors, laborers and material suppliers. Notwithstanding anything above to the contrary, Landlord shall not be required to reimburse Tenant for any invoice received later than six (6) months following the Rent Commencement Date for Suites 1000 and 1020, and any Suites 1000/1020 Allowance not spent for the Suites 1000/1020 Work or for which payment is not requested by such date by Tenant as aforesaid shall remain the property of Landlord. The Suites 1000/1020 Allowance must be used for work and materials physically incorporated into Suites 1000 and 1020.

2.

(h) Tenant shall receive an additional thirty (30) access cards for entry to the Building and Garage at no cost within ten (10) days of the Suites 1000/1020 Commencement Date. Replacement access cards or additional access cards may be provided by Landlord upon Tenant’s request and at Landlord’s standard charge.

3. Expansion Space.

(a) Suite 1040 is that certain suite of approximately two thousand eight hundred twenty-seven (2,827) square feet of rentable area shown on Exhibit 1. Suite 1050 is that certain suite of approximately one thousand seven hundred forty (1,740) square feet of rentable area shown on Exhibit 1. Suite 1070 is that certain suite of approximately two thousand nine hundred twenty-nine (2,929) square feet of rentable area shown on Exhibit 1.

(b) Each of Suites 1040, 1050 and 1070 shall be leased to Tenant on the same terms and conditions applicable to Suites 1000/1020 except that (1) delivery of such Suites shall not be prior to February 1, 2012, (2) the Rent Commencement Date for each such Suite shall be seventy-five (75) days after the delivery of such Suite (or earlier if Tenant commences beneficial use earlier), (3) the abatement with respect to such Suites shall be two months, (4) the per square foot allowance with respect to such Suites shall be twenty dollars ($20.00), (5) the total access cards for entry to the Building and Garage for such Suites shall be thirty (30), and (6) as part of the improvements to be performed by Tenant, Tenant shall also be allowed to renovate the rest rooms located on the 10th floor of the building (subject to Landlord’s reasonable approval).

4. Each party represents and warrants that in connection with this Amendment it has not employed, hired, or dealt with any broker, agent or finder other than Atlantic Realty Associates, Inc. and UGL Equis.

5. Except as otherwise provided herein, the Lease shall remain in full force and effect.

6. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Faxed or emailed signatures will have the same binding effect as original signatures.

[Signatures appear on the following page.]

3.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to Deed of Lease to be executed as of the date first written above.

8150 LEESBURG PIKE, L.L.C.

By:	8150 Leesburg Pike Manager, Inc.,
Manager

By:	/s/ Stanley M. Barg
Name:	Stanley M. Barg
Title:	Chief Operating Officer

ALARM.COM INCORPORATED

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	Senior Vice President

4.

THIRD AMENDMENT TO DEED OF LEASE

THIS THIRD AMENDMENT TO DEED OF LEASE (this “Third Amendment”) is made as of January 10, 2012, between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

WHEREAS, by Deed of Lease dated as of April 21, 2009, as amended by First Amendment to Deed of Lease dated as of July 21, 2010, and as amended by Second Amendment to Deed of Lease dated as of April 28, 2011 (collectively, the “Lease”), Tenant leases from Landlord certain space in the building located at 8150 Leesburg Pike, Vienna, Virginia (the “Building”), as more particularly described in the Lease.

NOW THEREFORE, the patties agree as follows:

1. All capitalized terms used in this Third Amendment that are not defined herein shall have the meanings assigned to such terms in the Lease.

2. Tenant shall be permitted, at Tenant’s cost, to remove the existing carpet in the elevator lobby area located on the 14th floor of the Building and install floor tile or carpet containing the Tenant’s name and logo, substantially in accordance with Exhibit 1 attached to this Amendment. If Tenant has not performed such removal and installation within six (6) months after the date of this Amendment, then at Landlord’s option, Tenant’s right to perform such removal and installation shall be void and of no further force and effect. The provisions of Sections 8.1 and 9.4 of the Lease (including without limitation Tenant’s obligations to: maintain, repair and replace; perform in a good, work manlike manner; use new materials; discharge liens; etc.) shall be applicable to such removal and installation. Prior to the earlier of: (a) the expiration or earlier termination of the Lease Term, or (b) the date Tenant fails to lease or occupy the entire 14th floor of the Building: Tenant shall at Tenant’s expense restore the elevator lobby area to a condition similar to the other elevator lobby areas located within the Building as of the date of such restoration, as reasonably determined by Landlord (or, at Landlord’s option, Landlord may perform such restoration at Tenant’s expense). Tenant’s aforesaid duty to restore shall survive the expiration or earlier termination of the Lease Term.

3. Each party represents and warrants that in connection with this Third Amendment it has not employed, hired, or dealt with any broker, agent or finder.

4. Except as otherwise provided herein, the Lease shall remain in full force and effect.

5. This Third Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Faxed or emailed signatures will have the same binding effect as original signatures.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Deed of Lease to be executed as of the date first written above.

8150 LEESBURG PIKE, L.L.C.

By:	8150 Leesburg Pike Manager, Inc.,
Manager

By:	/s/ Stanley M. Barg
Name:	Stanley M. Barg
Title:	Chief Operating Officer

ALARM.COM INCORPORATED

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	Senior Vice President

2.

EXHIBIT 1

Plans for Renovations

FOURTH AMENDMENT TO DEED OF LEASE

THIS FOURTH AMENDMENT TO DEED OF LEASE (this “Fourth Amendment”) is made as of June 5, 2012, between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

WHEREAS, by Deed of Lease dated as of April 21, 2009, as amended by First Amendment to Deed of Lease dated as of July 21, 2010, and as amended by Second Amendment to Deed of Lease dated as of April 28, 2011, and as amended by Third Amendment to Deed of Lease dated as of January 10, 2012 (the “Third Amendment,” and all of the foregoing, collectively, the “Lease”), Tenant leases from Landlord certain space in the building located at 8150 Leesburg Pike, Vienna, Virginia (the “Building”), as more particularly described in the Lease.

NOW THEREFORE, the parties agree as follows:

1. All capitalized terms used in this Fourth Amendment that are not defined herein shall have the meanings assigned to such terms in the Lease.

2. (a) For purposes of Paragraph 3.b(1) of the Third Amendment, delivery of each of Suites 1040, 1050 and 1070 shall be deemed to have occurred on February 1, 2012.

(b) For purposes of Paragraph 3.b(2) of the Third Amendment, the Rent Commencement Date for each of Suites 1040, 1050 and 1070 shall be deemed to have occurred on April 16, 2012.

3. Each party represents and warrants that in connection with this Fourth Amendment it has not employed, hired, or dealt with any broker, agent or finder other than UGL Services – Equis Operations.

4. Except as otherwise provided herein, the Lease shall remain in full force and effect.

5. This Fourth Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Faxed or emailed signatures will have the same binding effect as original signatures.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Deed of Lease to be executed as of the date first written above.

8150 LEESBURG PIKE, L.L.C.

By:	8150 Leesburg Pike Manager, Inc.,
Manager

By:	/s/ Stanley M. Barg
Name:	Stanley M. Barg
Title:	Chief Operating Officer

ALARM.COM INCORPORATED

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	Senior Vice President

2.

FIFTH AMENDMENT TO DEE D OF LEASE

THIS FIFTH AMENDMENT TO DEED OF LEASE (this “Fifth Amendment”) is made as of December 7, 2012, between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

WHEREAS, by Deed of Lease dated as of April 21, 2009, as amended by First Amendment to Deed of Lease dated as of July 21, 2010, and as amended by Second Amendment to Deed of Lease dated as of April 28, 2011, and as amended by Third Amendment to Deed of Lease dated as of January 10, 2012, and as amended by Fourth Amendment to Deed of Lease dated as of June 5, 2012 (the “Fourth Amendment,” and all of the foregoing, collectively, the “Lease”), Tenant leased from Landlord certain space in the building located at 8150 Leesburg Pike, Vienna, Virginia (the “Building”), as more particularly described in the Lease.

NOW THEREFORE, the parties agree as follows:

1. All capitalized terms used in this Fifth Amendment that are not defined herein shall have the meanings assigned to such terms in the Lease.

2. Expansion Space.

(a) Commencing on the Suite 1210 Commencement Date (defined below), Landlord shall lease to Tenant and Tenant shall lease from Landlord additional space on the twelfth (12th) floor of the Building containing approximately two thousand seven hundred twenty-three (2,723) square feet of rentable area shown on Exhibit 1 (“Suite 1210”). From and after the Suite 1210 Commencement Date, the term “Premises” shall include Suite 1210 (and shall contain a total of thirty-two thousand six hundred eighty-four [32,684] square feet of rentable area), and Suite 1210 shall be subject to all terms and conditions of the Lease, as modified hereby. The Lease Term for Suite 1210 shall expire as and when the current Lease Term for the remainder of the Premises expires (i.e., August 31, 2016).

(b) The “Suite 1210 Commencement Date” means the earlier of (i) the date the Landlord’s Suite 1210 Work (defined below) is deemed substantially complete as reasonably determined by Landlord or Landlord’s architect, or (ii) the date Tenant commences beneficial use of Suite 1210. Tenant shall be deemed to have commenced beneficial use of Suite 1210 when Tenant begins normal business operations in Suite 1210. If Tenant is in material breach of any obligation under the Lease or this Fifth Amendment, then at Landlord’s written election until such breach has been cured, Tenant shall not have any right to commence beneficial use of Suite 1210 and Tenant’s rights pursuant to this Paragraph 2 shall be of no further force or effect. Anything to the contrary contained in this Lease notwithstanding: (A) the substantial completion of Landlord’s Suite 1210 Work and the delivery of Suite 1210 to Tenant is anticipated to occur on or about December 31 , 2012; provided, however, if Suite 1210 is not delivered by such date, then Landlord shall not have any liability whatsoever, and this Fifth Amendment shall not be rendered voidable, on account thereof; (B) Tenant acknowledges that a portion of Suite 1210 (for the egress corridor referenced in Paragraph 2(c) below) is presently leased or otherwise occupied by a tenant/occupant whose term has not expired or who has not yet vacated Suite 1210 (as may be applicable); (C) the delivery of Suite 1210 and the Suite 1210 Commencement Date are

expressly subject to and contingent upon such tenant/occupant in fact vacating such portion of Suite 1210 and Landlord regaining lawful possession of the entirety of Suite 1210; and (D) if any Law requires an occupancy or use permit for Suite 1210, then Landlord shall initially obtain such permit at Landlord’s cost and deliver a copy thereof to Tenant, and thereafter Tenant shall keep current such permit at Tenant’s cost. The foregoing in this Section notwithstanding, if Suite 1210 is not delivered to Tenant in the condition required by this Amendment on or before April 30, 2013, then any time thereafter, Tenant and Landlord shall each have the right to terminate this Lease upon thirty (30) days’ prior written notice to the non-terminating party (“Termination Notice”), and such right to terminate shall be Tenant’s sole and exclusive remedy; provided, however, if Landlord delivers possession of the Premises to Tenant prior to the expiration of the aforesaid thirty (30) day period, then any such Termination Notice (whether delivered by Landlord or Tenant) shall be deemed withdrawn, and this Lease shall continue in full force and effect.

(c) Suite 1210 shall be delivered by Landlord and accepted by Tenant in “as is” condition, and Landlord is under no obligation to make any Alterations in or to Suite 1210; except that prior to the Suite 1210 Commencement Date, Landlord shall, at Landlord’s expense (all of the following in this sentence, collectively, “Landlord’s Suite 1210 Work”), construct a slab-to-slab egress corridor within Suite 1210 for improved access to the common areas of the twelfth (12th) floor of the Building, and make any lighting relocation, HVAC redistribution including smoke/fire dampers and any other Building system adjustment that may be required by applicable Laws as a result of building the new corridor. The foregoing Landlord’s Suite 1210 Work shall be accomplished using Building standard methods, materials and finishes. Within two (2) business days after Landlord’s request from time to time, Tenant shall provide any additional information and decisions pertaining to Landlord’s Suite 1210 Work requested by Landlord, and if Tenant fails to respond within the time required, then Landlord may make such decisions pertaining to Landlord’s Suite 1210 Work on behalf of Tenant. Tenant’s taking possession of Suite 1210 shall constitute acknowledgment that Suite 1210 is in good condition and that all Landlord’s Suite 1210 Work is satisfactory, except as to any defective or incomplete item that is described in a written notice given by Tenant to Landlord not later than five (5) days after the day Tenant takes possession. Tenant shall have no right to make any Alteration in Suite 1210 until Tenant submits such notice. Within thirty (30) days after receiving Tenant’s notice (to the extent reasonably practical in light of the defective or incomplete item), Landlord will correct and complete any defective or incomplete item described in such notice which Landlord’s architect or engineer confirms is in fact defective or incomplete.

(d) From and after the Suite 1210 Commencement Date, Tenant shall pay to Landlord Base Rent for Suite 1210 based on the then current Base Rent rate per square foot applicable to the remainder of the Premises (which, as of the date of this Fifth Amendment, is twenty-eight dollars [$28.00] per square foot of rentable area), and thereafter Base Rent for Suite 1210 shall be increased as and when Base Rent for the remainder of the Premises is increased. If the Suite 1210 Commencement Date occurs on a day other than the first day of a month, then the first installment of Base Rent for Suite 1210 shall be prorated at a daily rate, using as the numerator the number of days in the month containing the Suite 1210 Commencement Date from and after (i.e., including) the Suite 1210 Commencement Date, and using as the denominator thirty (30) days. The foregoing notwithstanding, the Base Rent for Suite 1210 for the first two (2) full calendar months after the Suite 1210 Commencement Date only shall be abated.

2.

(e) On the Suite 1210 Commencement Date, Tenant’s proportionate share (and all charges based upon the rentable square footage of the Premises) shall be adjusted upward as provided for in the Lease (including, without limitation, as provided for in Sections 5.1(a) and 5.2(a) of the Lease). The foregoing notwithstanding, Tenant’s obligation to pay Tenant’s proportionate share of Operating Charges and Real Estate Taxes with respect to Suite 1210 shall not commence until January 1, 2014 (and such obligation from the date of this Amendment through December 31, 2013 shall be abated, but only with respect to Suite 1210).

(f) Tenant shall receive an additional twenty (20) access cards for entry to the Building and Garage at no cost within ten (10) days of the Suite 1210 Commencement Date. Replacement access cards or additional access cards may be provided by Landlord upon Tenant’s request and at Landlord’s standard charge. The foregoing and anything to the contrary contained in the Lease or this Fifth Amendment notwithstanding: (i) Tenant acknowledges that Tenant has received from Landlord access cards in excess of the three (3) per one thousand (1,000) ratio set forth in the first sentence of Section 23.1 of the Lease (“Ratio”); and (ii) Landlord reserves the right, upon no less than thirty (30) days’ prior written notice to Tenant, and only if required to provide adequate parking at the same Ratio to other tenants and occupants of the Building, to recapture access cards from Tenant that are in excess of the Ratio, and Tenant shall return such excess cards to Landlord within ten (10) business days after receipt of such notice from Landlord.

3. Each party represents and warrants that in connection with this Amendment it has not employed, hired, or dealt with any broker, agent or finder other than Atlantic Realty Associates, Inc. (representing Landlord) and DTZ (representing Tenant) (collectively, the “Amendment Brokers”). Landlord agrees to pay the Amendment Brokers their respective commissions and/or fees in connection with this Amendment pursuant to one or more separate agreement(s) by and between Landlord and the Amendment Brokers.

4. Except as otherwise provided herein, the Lease shall remain in full force and effect.

5. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Faxed or emailed signatures will have the same binding effect as original signatures.

[Signatures appear on the following page.]

3.

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Deed of Lease to be executed as of the date first written above.

8150 LEESBURG PIKE, L.L.C.

By:	8150 Leesburg Pike Manager, Inc.,
Its:	Manager

By:	/s/ Stanley M. Barg
Name:	Stanley M. Barg
Title:	Chief Operating Officer

ALARM.COM INCORPORATED

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	Senior Vice President

4.

EXHIBIT 1

Suite 1210

SIXTH AMENDMENT TO DEED OF LEASE

THIS SIXTH AMENDMENT TO DEED OF LEASE (this “Sixth Amendment”) is made as of March 12, 2013, between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

WHEREAS, by Deed of Lease dated as of April 21, 2009, as amended by First Amendment to Deed of Lease dated as of July 21, 2010, and as amended by Second Amendment to Deed of Lease dated as of April 28, 2011, and as amended by Third Amendment to Deed of Lease dated as of January 10, 2012, and as amended by Fourth Amendment to Deed of Lease dated as of June 5, 2012, and as amended by Fifth Amendment to Deed of Lease dated as of December 7, 2012 (collectively, the “Lease”), Tenant leases from Landlord certain space in the building located at 8150 Leesburg Pike, Vienna, Virginia (the “Building”), as more particularly described in the Lease.

NOW THEREFORE, the parties agree as follows:

1. All capitalized terms used in this Sixth Amendment that are not defined herein shall have the meanings assigned to such terms in the Lease.

2. Tenant shall be permitted, at Tenant’s cost, to remove the existing carpet in the elevator lobby area located on the 10th floor of the Building and install floor tile or carpet containing the Tenant’s name and logo, substantially in accordance with Exhibit 1 attached to this Sixth Amendment. If Tenant has not performed such removal and installation within six (6) months after the date of this Sixth Amendment, then at Landlord’s option, Tenant’s right to perform such removal and installation shall be void and of no further force and effect. The provisions of Sections 8.1 and 9.4 of the Lease (including without limitation Tenant’s obligations to: maintain, repair and replace; perform in a good, workmanlike manner; use new materials; discharge liens; etc.) shall be applicable to such removal and installation. Prior to the earlier of: (a) the expiration or earlier termination of the Lease Term, or (b) the date Tenant fails to lease or occupy the entire 10th floor of the Building; Tenant shall at Tenant’s expense restore the elevator lobby area to a condition similar to the other elevator lobby areas located within the Building as of the date of such restoration, as reasonably determined by Landlord (or, at Landlord’s option, Landlord may perform such restoration at Tenant’s expense). Tenant’s aforesaid duty to restore shall survive the expiration or earlier termination of the Lease Term.

3. Each party represents and warrants that in connection with this Sixth Amendment it has not employed, hired, or dealt with any broker, agent or finder.

4. Except as otherwise provided herein, the Lease shall remain in full force and effect.

5. This Sixth Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Faxed or emailed signatures will have the same binding effect as original signatures.

IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to Deed of Lease to be executed as of the date first written above.

8150 LEESBURG PIKE, L.L.C.

By:	8150 Leesburg Pike Manager, Inc.,
Manager

By:	/s/ Stanley M. Barg
Name:	Stanley M. Barg
Title:	Chief Operating Officer

ALARM.COM INCORPORATED

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	Senior Vice President

2.

EXHIBIT 1

Plans for Renovations

SEVENTH AMENDMENT TO DEED OF LEASE

THIS SEVENTH AMENDMENT TO DEED OF LEASE (this “Amendment”) is made as of May 29, 2013, between 8150 LEESBURG PIKE, L.L.C. (“Landlord”) and ALARM.COM INCORPORATED (“Tenant”).

WHEREAS, by Deed of Lease dated as of April 21, 2009, as amended by First Amendment to Deed of Lease dated as of July 21, 2010, and as amended by Second Amendment to Deed of Lease dated as of April 28, 2011, and as amended by Third Amendment to Deed of Lease dated as of January 10, 2012, and as amended by Fourth Amendment to Deed of Lease dated as of June 5, 2012, and as amended by Fifth Amendment to Deed of Lease dated as of December 7, 2012 (the “Fifth Amendment”), and as amended by Sixth Amendment to Deed of Lease dated as of March 12, 2013 (all of the foregoing, collectively, the “Lease”), Tenant leases from Landlord certain space in the building located at 8150 Leesburg Pike, Vienna, Virginia (the “Building”), as more particularly described in the Lease.

NOW THEREFORE, the parties agree as follows:

1. All capitalized terms used in this Amendment that are not defined herein shall have the meanings assigned to such terms in the Lease.

2. The Fifth Amendment is hereby deleted in its entirety and shall be of no further force and effect.

3. Expansion Space.

(a) Commencing on the Suite 1210/1230 Commencement Date (defined below), Landlord shall lease to Tenant and Tenant shall lease from Landlord additional space on the twelfth (12th) floor of the Building containing approximately: (i) three thousand six hundred sixty-six (3,666) square feet of rentable area shown on Exhibit 1 (“Suite 1230”); and (ii ) two thousand seven hundred twenty-three (2,723) square feet of rentable area shown on Exhibit 1 (“Suite 1210,” and together with Suite 1230, collectively, “Suite 1210/1230”). From and after the Suite 1210/1230 Commencement Date, the term “Premises” shall include Suite 1210/1230 (and shall contain a total of thirty-six thousand three hundred fifty [36,350] square feet of rentable area), and Suite 1210/1230 shall be subject to all terms and conditions of the Lease, as modified hereby. The Lease Term for Suite 1210/1230 shall expire as and when the current Lease Term for the remainder of the Premises expires (i.e., August 31, 2016).

(b) The “Suite 1210/1230 Commencement Date” means the earlier of (i) the date possession of Suite 1210/1230 is delivered to (or refused by) Tenant, or (ii) the date Tenant commences beneficial use of Suite 1210/1230. Tenant shall be deemed to have commenced beneficial use of Suite 1210/1230 when Tenant begins normal business operations in Suite 1210/1230. If Tenant is in material breach of any obligation under the Lease or this Amendment, then at Landlord’s written election until such breach has been cured, Tenants hall not have any right to commence beneficial use of Suite 1210/1230 and Tenant’s rights pursuant to this Paragraph 3 shall be of no further force or effect. Anything to the contrary contained in this Lease notwithstanding, if any Law requires an occupancy or use permit for Suite 1210/1230, then Tenant shall initially obtain such permit at Tenant’s cost and deliver a copy thereof to Landlord, and thereafter Tenant shall keep current such permit at Tenant’s cost.

(c) Suite 1210/1230 shall be delivered by Landlord and accepted by Tenant in “as is” condition, and Landlord is under no obligation to make or pay for any Alterations in or to Suite 1210/1230; except that prior to the Suite 1210/1230 Commencement Date, Landlord shall remove from Suite 1210/1230 all of the prior occupant’s moveable personal property (e.g., tables, chairs and other furnishings). At the end of the Lease Term, Tenant shall not be obligated to remove any Alterations from Suite 1210/1230 that exist at the time Landlord initially delivers possession of Suite 1210/1230 to Tenant.

(d) From and after the Suite 1210/1230 Commencement Date, Tenant shall pay to Landlord Base Rent for Suite 1210/1230 based on the then current Base Rent rate per square foot applicable to the remainder of the Premises (which, as of the date of this Amendment, is twenty-eight dollars [$28.00] per square foot of rentable area), and thereafter Base Rent for Suite 1210/1230 shall be increased as and when Base Rent for the remainder of the Premises is increased. If the Suite 1210/1230 Commencement Date occurs on a day other than the first day of a month, then the first installment of Base Rent for Suite 1210/1230 shall be prorated at a daily rate, using as the numerator the number of days in the month containing the Suite 1210/1230 Commencement Date from and after (i.e., including) the Suite 1210/1230 Commencement Date, and using as the denominator thirty (30) days. The foregoing notwithstanding, the Base Rent for Suite 1210/1230 for the first two (2) full calendar months after the Suite 1210/1230 Commencement Date only shall be abated.

(e) On the Suite 1210/1230 Commencement Date, Tenant’s proportionate share (and all charges based upon the rentable square footage of the Premises) shall be adjusted upward as provided for in the Lease (including, without limitation, as provided for in Sections 5.1(a) and 5.2(a) of the Lease). The foregoing notwithstanding, Tenant’s obligation to pay Tenant’s proportionate share of Operating Charges and Real Estate Taxes with respect to Suite 1210/1230 shall not commence until January 1, 2014 (and such obligation from the date of this Amendment through December 31, 2013 shall be abated, but only with respect to Suite 1210/1230).

(f) Tenant shall receive an additional forty (40) access cards for entry to the Building and Garage at no cost within ten (10) days of the Suite 1210/1230 Commencement Date. Replacement access cards or additional access cards may be provided by Landlord upon Tenant’s request and at Landlord’s standard charge. The foregoing and anything to the contrary contained in the Lease or this Amendment notwithstanding: (i) Tenant acknowledges that Tenant has received from Landlord access cards in excess of the three (3) per one thousand (1,000) ratio set forth in the first sentence of Section 23.1 of the Lease (“Ratio”); and (ii) Landlord reserves the right, upon no less than thirty (30) days’ prior written notice to Tenant, and only if required to provide adequate parking at the same Ratio to other tenants and occupants of the Building, to recapture access cards from Tenant that are in excess of the Ratio, and Tenant shall return such excess cards to Landlord within ten (10) business days after receipt of such notice from Landlord.

2.

4. Each party represents and warrants that in connection with this Amendment it has not employed, hired, or dealt with any broker, agent or finder other than Atlantic Realty Associates, Inc. (representing Landlord) and DTZ (representing Tenant) (collectively, the “Amendment Brokers”). Landlord agrees to pay the Amendment Brokers their respective commissions and/or fees in connection with this Amendment pursuant to one or more separate agreement(s) by and between Landlord and the Amendment Brokers.

5. Except as otherwise provided herein, the Lease shall remain in full force and effect.

6. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Faxed or emailed signatures will have the same binding effect as original signatures.

[Signatures appear on the following page.]

3.

IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to Deed of Lease to be executed as of the date first written above.

8150 LEESBURG PIKE, L.L.C.

By:	8150 Leesburg Pike Manager, Inc.,
Its:	Manager

By:	/s/ Stanley M. Barg
Name:	Stanley M. Barg
Title:	Chief Operating Officer

ALARM.COM INCORPORATED

By:	/s/ Daniel Ramos
Name:	Daniel Ramos
Title:	Senior Vice President

4.

EXHIBIT 1

Suite 1230